                                                                     Exhibit 2.1
================================================================================



                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                         MERKERT AMERICAN CORPORATION,


                      RICHMONT MARKETING SPECIALISTS INC.

                                      and

                              THE STOCKHOLDERS OF


                      RICHMONT MARKETING SPECIALISTS INC.


                          Dated as of April 28, 1999


================================================================================

                               TABLE OF CONTENTS

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

ARTICLE 1.     THE MERGER............................................................   2
          1.1  The Merger............................................................   2
          1.2  The Closing...........................................................   2
          1.3  Effective Time........................................................   2
          1.4  Ancillary Agreements..................................................   2
          1.5  Certificate of Incorporation and Bylaws of the Surviving Corporation..   3
          1.6  Board of Directors of Surviving Corporation...........................   3
          1.7  Officers of Surviving Corporation.....................................   4
          1.8  Change of Name........................................................   4

ARTICLE 2.     EXCHANGE OF STOCK.....................................................   4
          2.1  Outstanding Common Stock of Merkert...................................   4
          2.2  Conversion of RMSI Stock..............................................   4
          2.3  Lost or Stolen Certificates...........................................   7
          2.4  Dissenters' Rights....................................................   7

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF RMSI................................   8
          3.1  Existence; Good Standing; Authority; Compliance With Law..............   8
          3.2  Authorization, Validity and Effect of Agreements......................   9
          3.3  Capital Stock of RMSI.................................................  10
          3.4  Real Property.........................................................  10
          3.5  Contracts.............................................................  12
          3.6  Transactions with Interested Persons..................................  13
          3.7  Employee Benefit Programs.............................................  13
          3.8  Intentionally Omitted.................................................  16
          3.9  No Payments to Employees, Officers and Directors......................  16
         3.10  Taxes.................................................................  16
         3.11  Tax-Free Treatment....................................................  18
         3.12  Proxy Statement.......................................................  18
         3.13  SEC Documents.........................................................  18
         3.14  No Brokers............................................................  19
         3.15  Litigation............................................................  19
         3.16  Absence of Certain Changes............................................  19
         3.17  Disclosure............................................................  19
         3.18  Undisclosed Liabilities...............................................  20
         3.19  Customers and Principals..............................................  20
         3.20  Receivables...........................................................  20
         3.21  Definition of RMSI's Knowledge........................................  20
         3.22  Ownership of Merkert Common Stock.....................................  20

                                      (i)

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
ARTICLE 4.     INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE RMSI STOCKHOLDERS....  21
          4.1  Investment............................................................  21
          4.2  Registration..........................................................  21
          4.3  Ownership of Merkert Common Stock.....................................  22

ARTICLE 5.     REPRESENTATIONS AND WARRANTIES OF MERKERT.............................  22
          5.1  Existence; Good Standing; Authority; Compliance With Law..............  22
          5.2  Authorization, Validity and Effect of Agreements......................  23
          5.3  Capital Stock of Merkert..............................................  24
          5.4  Real Property.........................................................  25
          5.5  Contracts.............................................................  26
          5.6  Transactions with Interested Persons..................................  27
          5.7  Employee Benefit Programs.............................................  27
          5.8  Intentionally Omitted.................................................  29
          5.9  No Payments to Employees, Officers and Directors......................  29
         5.10  Taxes.................................................................  29
         5.11  Tax-Free Treatment....................................................  31
         5.12  Proxy Statement.......................................................  31
         5.13  SEC Documents.........................................................  31
         5.14  No Brokers............................................................  32
         5.15  Litigation............................................................  32
         5.16  Absence of Certain Changes............................................  32
         5.17  Disclosure............................................................  32
         5.18  Undisclosed Liabilities...............................................  33
         5.19  Customers and Principals..............................................  33
         5.20  Receivables...........................................................  33
         5.21  Definition of Merkert's Knowledge.....................................  33
         5.22  Opinion of Financial Advisor..........................................  33

ARTICLE 6.     COVENANTS.............................................................  34
          6.1  Acquisition Proposals.................................................  34
          6.2  Conduct of Businesses.................................................  36
          6.3  Meeting of Stockholders...............................................  39
          6.4  Filings; Other Action.................................................  39
          6.5  Access to Information.................................................  40
          6.6  Publicity.............................................................  41
          6.7  Proxy Statement.......................................................  41
          6.8  Listing Application...................................................  42
          6.9  Further Action........................................................  42
         6.10  Affiliates of RMSI....................................................  43
         6.11  Expenses..............................................................  43
         6.12  Notice of Default.....................................................  43

                                      (ii)

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                                                                                       ----
         6.13  Filings Under Hart-Scott-Rodino Act...................................  44
         6.14  Tax-Free Treatment....................................................  44
         6.15  Nonsolicitation.......................................................  44
         6.16  Financing.............................................................  45
         6.17  RMSI Employees........................................................  45
         6.18  Exchange Offer Registration Statement.................................  45
         6.19  Option Registration Statement.........................................  46
         6.20  Ancillary Agreements..................................................  46
         6.21  Spousal Consent.......................................................  47

ARTICLE 7.     CONDITIONS............................................................  47
          7.1  Conditions to Each Party's Obligation to Effect the Merger............  47
          7.2  Conditions to Obligations of RMSI to Effect the Merger................  48
          7.3  Conditions to Obligation of Merkert to Effect the Merger..............  49

ARTICLE 8.     TERMINATION; AMENDMENT; WAIVER........................................  50
          8.1  Termination...........................................................  50
          8.2  Effect of Termination.................................................  51
          8.3  Extension; Waiver.....................................................  51

ARTICLE 9.     GENERAL PROVISIONS....................................................  52
          9.1  Nonsurvival of Representations, Warranties and Agreements.............  52
          9.2  Notices...............................................................  52
          9.3  Assignment; Binding Effect; Benefit...................................  53
          9.4  Entire Agreement......................................................  53
          9.5  Amendment.............................................................  54
          9.6  Governing Law.........................................................  54
          9.7  Counterparts..........................................................  54
          9.8  Headings..............................................................  54
          9.9  Interpretation........................................................  54
         9.10  Waivers...............................................................  54
         9.11  Incorporation.........................................................  55
         9.12  Severability..........................................................  55
         9.13  Enforcement of Agreement..............................................  55
         9.14  Certain Definitions...................................................  55

                                     (iii)

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
EXHIBITS

Exhibit A      Certificate of Merger
Exhibit B-1    Form of Merkert Voting Agreement
Exhibit B-2    Form of RMSI Voting Agreement
Exhibit C-1    Form of Charter Amendment for Changes to Board of Directors
Exhibit C-2    Form of Charter Amendment for Name Change
Exhibit D      Form of Affiliate Letter
Exhibit E      Form of SMART Cancellation Consent
Exhibit F      Form of Spousal Consent
Exhibit G      Form of Post-Merger Voting Agreement
Exhibit H      Form of Advisory Agreement
Exhibit I-1    Registration Rights Agreement for RMSI Stockholders
Exhibit I-2    Form of Registration Rights Agreement for Merkert Stockholders

SCHEDULES

Schedule 7.2(g)          List of Merkert Required Consents
Schedule 7.3(i)          List of RMSI Required Consents
Schedule 6.2(a)(xiii)    Pending Transactions

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of April 28, 1999, by and among Merkert American Corporation, a Delaware corporation ("Merkert"), Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), and MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt (collectively, the "RMSI Stockholders").


                                    RECITALS

     WHEREAS, the boards of directors of Merkert and RMSI have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which RMSI would merge with and into Merkert and Merkert would be the surviving corporation (the "Merger");

     WHEREAS, the boards of directors of Merkert and RMSI, respectively, have determined that the Merger is in the best interests of their respective companies and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein upon the terms and subject to the conditions set forth herein;

     WHEREAS, contemporaneously with the execution of this Agreement, the RMSI Stockholders are entering into an agreement with Merkert in which they have agreed to vote their shares of common stock, par value $.01 per share, of RMSI ("RMSI Common Stock") subject to the terms contained therein;

     WHEREAS, contemporaneously with the execution of this Agreement, Monroe & Company II, LLC, Joseph T. Casey, Glenn F. Gillam, Douglas H. Holstein, Gerald
R. Leonard, Sidney D. Rogers, Jr. and Thomas R. Studer (the "Management Stockholders"), are entering into an agreement with RMSI in which they have agreed to vote their shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock") and their shares of restricted common stock, par value $.01 per share, of Merkert ("Merkert Restricted Common Stock"), subject to the terms contained therein; and

     WHEREAS, Merkert, RMSI and the RMSI Stockholders desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1. THE MERGER

      1.1  The Merger.  Subject to the terms and conditions of this Agreement,
           ----------
at the Effective Time (as hereinafter defined), RMSI shall be merged with and into Merkert in accordance with this Agreement, and the separate corporate existence of RMSI shall thereupon cease. Merkert shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect specified in Section 259 of the Delaware General Corporation Law (the "DGCL"). It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). All of the parties to this Agreement agree to report the Merger, for all purposes, in a manner which is consistent with the preceding sentence.

      1.2  The Closing.  Subject to the terms and conditions of this Agreement,
           -----------
the closing of the Merger (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at 10:00 a.m., local time, on the date which is the first business day immediately following the day on which the last of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meetings of stockholders of RMSI and Merkert held pursuant to Section 6.3. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      1.3  Effective Time.  If all of the conditions to the Merger set forth in
           --------------
Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8, the parties hereto shall promptly cause a Certificate of Merger satisfying the requirements of the DGCL and in substantially the form attached hereto as Exhibit A (the
                                                             ---------
"Certificate of Merger"), to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

      1.4  Ancillary Agreements.  As an inducement to Merkert and RMSI to enter
           --------------------
into this Agreement, the following agreements are being executed contemporaneously with the execution of this Agreement: the voting agreement dated as of the date hereof by and among Merkert and the each of the RMSI Stockholders in the form attached hereto as Exhibit B-1 (the "RMSI Voting
                                            -----------
Agreement") and the voting agreement by and among RMSI and each of the Management Stockholders in the form attached hereto as Exhibit B-2 (the "Merkert
                                                       -----------
Voting Agreement"). In addition, Merkert agrees to use commercially reasonable efforts to obtain a Voting Agreement in the form attached hereto as Exhibit B-2
                                                                    -----------
from Eugene F. Merkert, the Eugene F. Merkert 1984 Revocable Trust and the Eugene F. Merkert 1991 Charitable Remainder Unitrust.

      1.5  Certificate of Incorporation and Bylaws of the Surviving Corporation.
           --------------------------------------------------------------------

          (a) Charter.  The Second Amended and Restated Certificate of
              -------
Incorporation of Merkert in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, as amended as provided in Sections 1.6(b) and 1.8 of this Agreement and until duly amended in accordance with applicable law and such certificate of incorporation (the "Surviving Corporation Charter").

          (b) Bylaws.  The bylaws of Merkert in effect immediately prior to the
              ------
Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law, the Surviving Corporation Charter and such bylaws.

      1.6  Board of Directors of Surviving Corporation.
           -------------------------------------------

          (a) As of the Effective Time, the number of directors of Merkert shall be fixed at nine (9). As of the Effective Time, four (4) of the directors of Merkert shall be Gerald R. Leonard, Edward P. Grace III, James L. Monroe and James A. Schlindwein (the foregoing four (4) individuals being referred to herein collectively as the "Merkert Designees"). As of the Effective Time, the remaining five (5) directors of Merkert shall be John P. Rochon, Nick G. Bouras, Timothy M. Byrd and Ronald D. Pedersen and one (1) individual (the "Independent Director") designated by RMSI prior to the Effective Time who shall not be an employee of either RMSI or Merkert and shall otherwise be reasonably acceptable to Merkert (the foregoing five (5) individuals being referred to herein collectively as the "RMSI Designees").

          (b) At the Effective Time, the Second Amended and Restated Certificate of Incorporation of Merkert shall be amended as set forth in Exhibit C-1
                                                             -----------
attached hereto (the "Board Amendment") so that the Board of Directors of Merkert shall be divided into three (3) classes, and the directors of each class of the Board of Directors of Merkert shall be as follows (subject to the provisions of this Section 1.6):


   Class               Designee            Term Expires
------------     --------------------      ------------

       I         Ronald D. Pedersen            2000
       I         Timothy M. Byrd               2000
       I         James A. Schlindwein          2000
       II        Nick G. Bouras                2001
       II        Gerald R. Leonard             2001
       II        Edward P. Grace III           2001
       III       John P. Rochon                2002
       III       James L. Monroe               2002
       III       Independent Director          2002

          (c) Merkert and RMSI agree that in the event that any Merkert Designee is unable or otherwise fails to serve, for any reason, as a director of Merkert at the Effective Time, Merkert shall have the right to designate another individual to serve as a director of Merkert at the Effective Time in place of such Merkert Designee (or if a vacancy shall be deemed to have occurred in respect thereof, Merkert shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided,
                                                                       --------
however, that such individual shall be reasonably satisfactory to RMSI.  Merkert
-------
and RMSI shall each cause such designee of Merkert to be elected to the Board of Directors of Merkert at the Effective Time in place of such Merkert Designee.

          (d) Merkert and RMSI agree that in the event that any RMSI Designee is unable or otherwise fails to serve, for any reason, as a director of Merkert at the Effective Time, RMSI shall have the right to designate another individual to serve as a director of Merkert at the Effective Time in place of such RMSI Designee (or if a vacancy shall be deemed to have occurred in respect thereof, RMSI shall have the right to fill such vacancy, notwithstanding any other provision to the contrary contained herein); provided, however, that such
                                             --------  -------
individual shall be reasonably satisfactory to Merkert. Merkert and RMSI shall each cause such designee of RMSI to be elected to the Board of Directors of Merkert at the Effective Time in place of such RMSI Designee.

      1.7 Officers of Surviving Corporation.  At the Effective Time, the
          ---------------------------------
officers of Merkert shall include, but not be limited to, Ronald D. Pedersen, who shall be Chairman of the Board of Directors, Gerald R. Leonard, who shall be Chief Executive Officer and President, Bruce A. Butler, who shall be Chief Operating Officer, Joseph T. Casey, who shall be Chief Financial Officer, Douglas H. Holstein, who shall be Executive Vice President--Sales, and Jeffrey Hill, who shall be an Executive Vice President--New Business Development.

      1.8 Change of Name.  At the Effective Time, Article I of the Second
          --------------
Amended and Restated Certificate of Incorporation of Merkert shall be amended to change the name of the Surviving Corporation to "Marketing Specialists Corporation" as set forth in Exhibit C-2 attached hereto.
                             -----------


ARTICLE 2. EXCHANGE OF STOCK

      2.1 Outstanding Common Stock of Merkert.  At and after the Effective Time,
          -----------------------------------
each share of Merkert Common Stock outstanding immediately prior to the Effective Time shall remain outstanding.

      2.2 Conversion of RMSI Stock.
          ------------------------

          (a) The maximum aggregate number of shares of Merkert Common Stock issuable to the holders of RMSI Common Stock in the Merger shall be 6,705,551. At the

Effective Time, each share of RMSI Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of RMSI Common Stock to be canceled pursuant to Section 2.2(c) below and except as otherwise provided in Section 2.4 below with respect to Dissenting Shares (as defined below)) shall, by virtue of the Merger and without any action on the part of Merkert or RMSI or the holders of any of the securities of either of such corporations, be converted into that number of fully paid and nonassessable shares of Merkert Common Stock equal to the quotient (the "Exchange Ratio") obtained by dividing (i) 6,705,551 by (ii) the total number of shares of RMSI Common Stock issued and outstanding immediately prior to the Effective Time;

provided, however, that no fractional shares of Merkert Common Stock shall be
--------  -------
issued pursuant hereto. In lieu of the issuance of any fractional shares of Merkert Common Stock pursuant to this Agreement, each holder of RMSI Common Stock upon surrender of a certificate representing ownership of RMSI Common Stock for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of Merkert Common Stock on the Nasdaq National Market on the five (5) trading days immediately preceding the second day prior to the Closing Date by (ii) the fractional amount of the shares which such holder would otherwise be entitled to receive under this Article 2. The term "Merger Consideration" shall mean the total number of shares of Merkert Common Stock to be issued to holders of RMSI Common Stock in the Merger, together with the total amount of cash delivered in lieu of fractional shares pursuant to this Section 2.2(a).

          (b) As a result of the Merger and without any action on the part of the holders thereof, all shares of RMSI Common Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing any shares of RMSI Common Stock (other than those shares of RMSI Common Stock to be canceled pursuant to Section 2.2(c) below and except as otherwise provided in Section 2.4 below with respect to Dissenting Shares (as defined below)) shall thereafter cease to have any rights with respect to such shares of RMSI Common Stock, except, without interest, such holder's proportionate share of the Merger Consideration in accordance with Section 2.2(a) upon the surrender of such Certificate.

          (c) Each share of RMSI Common Stock issued and held in RMSI's treasury or owned by Merkert immediately prior to the Effective Time, if any, by virtue of the Merger shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

          (d) At the Effective Time, the stock transfer books of RMSI shall be closed, and there shall be no further registration of transfers of shares of RMSI Common Stock thereafter on the records of RMSI. If, after the Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided and the holder of such Certificates shall also be entitled to receive any and all dividends and distributions (whether in the form of cash, stock or otherwise) payable in respect of the Merger Consideration with a record date after the Effective Time and prior to the cancellation of such Certificates. Certificates surrendered for exchange by any person constituting an

"affiliate" of RMSI for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Merkert has received an affiliate letter in the form attached hereto as Exhibit D (the "Affiliate Letter") from such person.
          ---------

          (e) At the Effective Time, and subject to the consent of the holder thereof, RMSI's obligations with respect to each senior management appreciation right (collectively, the "SMARTs") outstanding immediately prior to the Effective Time shall be canceled and, in exchange therefor, the holders of such SMARTs shall be entitled to receive incentive options to purchase shares of Merkert Common Stock issued pursuant to Merkert's Amended and Restated 1998 Stock Option and Incentive Plan (such plan, the "Merkert Option Plan," and such options, the "Rollover Options") upon the surrender and cancellation of the agreements representing their SMARTs and delivery of an instrument substantially in the form attached hereto as Exhibit E, by which such holder represents its
                               ---------
good title to such SMART and agrees to its cancellation upon the terms hereof ("SMART Cancellation Consent"). Each Rollover Option shall be an "incentive stock option" within the meaning of Section 422(b) of the Code (the "qualified options"). No interest shall accrue with respect to any of the SMARTs. Each Rollover Option shall (i) be exercisable for that number of whole shares of Merkert Common Stock equal to the product of the number of SMARTs held by such holder immediately prior to the Effective Time multiplied by the greater of (x) the quotient obtained by dividing (A) 405,000 by (B) the total number of SMARTs issued and outstanding immediately prior to the Effective Time (the "SMART Ratio"), and (y) the product of (A) the SMART Ratio and (B) the quotient obtained by dividing (1) the lesser of (a) the Fair Market Value (defined below) of the Merkert Common Stock as of the Effective Time, and (b) $20.00, by (2) $13.50, and rounding the resulting number to the nearest whole number of shares of the Merkert Common Stock, (ii) be vested or vest with respect to 20% of the shares underlying such option on each anniversary of the original date of grant of the corresponding SMARTs, and be fully vested upon the fifth anniversary of the original date of grant of the corresponding SMARTs, (iii) have a per share exercise price equal to the greater of (x) Fair Market Value (defined below) of the Merkert Common Stock as of the Effective Time, and (y) $13.50, and (iv) otherwise be in substantially the form customarily used for option grants under the Merkert Option Plan. In the event that any holder of SMARTs shall not have executed a SMART Cancellation Consent prior to the Effective Time, such SMART shall remain outstanding and be an obligation of the Surviving Corporation. In addition, at the Effective Time, Merkert shall issue non-qualified options to purchase 167,500 shares of the Merkert Common Stock under the Merkert Option Plan to John P. Rochon and non-qualified options to purchase 55,833 shares of Merkert Common Stock under the Merkert Option Plan to each of Nick G. Bouras, Timothy M. Byrd and Thomas Reynolds (the "New Options"). Each New Option will
(i) vest with respect to 20% of the shares underlying such option on each anniversary of the date of grant and be fully vested upon the fifth anniversary of the date of grant and (ii) have a per share exercise price equal to the greater of (x) Fair Market Value of the Merkert Common Stock as of the Effective Time, and (y) $13.50. The parties acknowledge that, pursuant to the terms of the Merkert Option Plan, each of John P. Rochon, Nick G. Bouras, Timothy M. Byrd and the Independent Director shall be granted non-qualified options to purchase 20,000 shares of Merkert Common Stock on the fifth day following the Closing Date (the "Director Options") in addition to the New Options. Each Director Option will (i) vest with respect to 20% of the shares underlying such option on each anniversary of the date of grant and be fully vested upon the fifth anniversary of the date of grant and (ii) have an exercise price per share equal to Fair Market Value of the Merkert Common Stock as of the date of grant. Merkert shall reserve for issuance the number of shares of Merkert Common Stock that will become issuable upon the exercise of such Rollover Options, New Options and the Director Options pursuant to this Section 2.2(e) and shall cause a valid registration statement (such as Form S-8 or other appropriate form) to be in effect to cover the issuance of shares of Merkert Common Stock upon the exercise of the Rollover Options, the New Options and the Director Options (the "Option Registration Statement"). Merkert shall seek stockholder approval to the extent required to reserve additional shares for issuance upon the exercise of that number of Rollover Options, New Options and Director Options, in the aggregate, in excess of the total number of shares available for issuance under the Merkert Option Plan as of the date hereof (the "Merkert Option Approval"). For the purposes of this section, "Fair Market Value" on any given date means the last reported sale price at which Merkert Common Stock is traded on the date immediately preceding such given date or, if no Merkert Common Stock is traded on such date, the next preceding date on which Merkert Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Merkert Common Stock is traded or admitted to trading.

          (f) All Merger Consideration issued or paid, as the case may be, upon the surrender for exchange of Certificates representing shares of RMSI Common Stock in accordance with the terms of this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of RMSI Common Stock exchanged for Merger Consideration theretofore represented by such Certificates.

      2.3 Lost or Stolen Certificates.  In the event any Certificate shall have
          ---------------------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Merkert, the posting by such person of a bond in such reasonable amount as Merkert may direct as indemnity against any claim that may be made against it with respect to such Certificate, Merkert will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such person is entitled under Section 2.2(a).

      2.4 Dissenters' Rights.
          ------------------

          (a) Subject to the RMSI Voting Agreement, notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of RMSI Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by RMSI Stockholders who in accordance with Section 262 of the DGCL have properly exercised and perfected their rights of appraisal, shall not be converted into the right to receive the Merger Consideration, unless and until such RMSI Stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such RMSI Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of RMSI Common Stock held by such RMSI Stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration pursuant to Section 2.2 hereof. Holders of shares of RMSI Common Stock who become entitled pursuant to the provisions of the DGCL to payment for such shares under the provisions thereof shall receive payment from the Surviving Corporation and such shares shall be canceled.

          (b) RMSI shall give Merkert (i) prompt notice of any demands for appraisal received by RMSI, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the DGCL and received by RMSI and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL consistent with the obligations of RMSI thereunder. RMSI shall not, except with the prior written consent of Merkert, (x) make any payment with respect to any demands for appraisal, (y) offer to settle or settle any such demands or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL.


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF RMSI

     As a material inducement to Merkert to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the disclosure letter delivered at or prior to the execution hereof to Merkert (the "RMSI Disclosure Letter"), RMSI hereby represents and warrants to Merkert as follows; provided, however, that (i) none of the representations and warranties
         --------  -------
contained in this Article 3 reflect any matter relating to any of the entities, assets, businesses or operations acquired or to be acquired by RMSI or any RMSI Subsidiary in connection with any of the pending or completed acquisitions disclosed on Schedule 6.2(a)(xiii) hereto (the "RMSI Acquisition Matters") and
(ii) no RMSI Acquisition Matter will in any event constitute or be deemed to constitute a breach of any of the representations or warranties contained in this Article 3.

      3.1 Existence; Good Standing; Authority; Compliance With Law.
          --------------------------------------------------------

          (a) RMSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. RMSI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not have a material adverse effect on the combined business, assets, results of operations or financial condition of RMSI and the RMSI Subsidiaries taken as a whole (a "RMSI Material Adverse Effect"). RMSI has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted or proposed to be conducted.

          (b) Each RMSI Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted or proposed to be conducted, and, is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a RMSI Material Adverse Effect. Except as set forth in Section 3.1(b) of the RMSI Disclosure Letter, all of the outstanding shares of capital stock of, or partnership or other equity interests in, each RMSI Subsidiary are owned beneficially and of record by RMSI free of any lien, restriction or encumbrance and such shares, partnership interests or other equity interests have been duly and validly issued and are outstanding, fully paid and non-assessable. Except as set forth in Section 3.1(b) of the RMSI Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other equity interests in, any of the RMSI Subsidiaries, or outstanding warrants, options or other rights to acquire any such convertible securities.

          (c) Copies of the certificate of incorporation or other charter documents and bylaws (and in each case, all amendments thereto) of RMSI as they exist on the date hereof have been delivered or made available to Merkert and its counsel. All such copies are true, correct and complete and no amendments thereto are pending. None of RMSI or any of the RMSI subsidiaries are in violation of their respective certificates of incorporation or bylaws.

      3.2 Authorization, Validity and Effect of Agreements.  RMSI has the
          ------------------------------------------------
requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the Merkert Voting Agreement. The Board of Directors of RMSI has unanimously approved and declared advisable this Agreement, the Merger, and the other documents and transactions contemplated by this Agreement. The execution by RMSI of this Agreement and the Merkert Voting Agreement and the consummation of the transactions contemplated by this Agreement and the Merkert Voting Agreement have been duly authorized by all requisite corporate action on the part of RMSI and no other action on the part of RMSI is required in connection therewith (except for stockholder approval). This Agreement and the Merkert Voting Agreement constitute the valid and legally binding obligations of RMSI, enforceable against RMSI, in accordance with their respective terms. The execution, delivery and performance by RMSI of this Agreement and each such agreement, document and instrument

          (a) does not and will not violate any provision of the certificate of incorporation or bylaws of RMSI, as applicable;

          (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to RMSI or require RMSI to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Certificate of Merger with the Secretary of State of Delaware and except as contemplated by Section
6.13 of this Agreement; and

          (c) except as set forth in Section 3.2 of the RMSI Disclosure Letter, does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which RMSI is a party or by which the property of RMSI is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a RMSI Material Adverse Effect or hinder the consummation of the transaction contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of RMSI's assets or its capital stock.

      3.3 Capital Stock of RMSI.  The authorized capital stock of RMSI consists
          ---------------------
of 1,000,000 shares of RMSI Common Stock of which 137,635 shares are issued and outstanding and no shares are held in treasury. The authorized capital stock of RMSI does not include any preferred stock. As of the date hereof, all of the outstanding shares of RMSI Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in Section 3.3 of the RMSI Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale by RMSI of, or outstanding securities convertible into, any additional shares of capital stock of any class of RMSI or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the capital stock of RMSI, except for that certain warrant dated October 7, 1997 and held by William
B. Robinson (the "Robinson Warrant"). Except as set forth in Section 3.3 of the RMSI Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of RMSI Common Stock to which RMSI or, to RMSI's knowledge, any of its stockholders
is a party.   The RMSI Stockholders own of record all of the issued and
outstanding shares of capital stock of RMSI, in the amounts set forth in Section
3.3 of the RMSI Disclosure Letter, except for the Robinson Warrant.

      3.4 Real Property.
          -------------

          (a) Title.  RMSI and each of the RMSI Subsidiaries has good, clear,
              -----
record and marketable title to all of the real property owned by RMSI or any of the RMSI Subsidiaries (referred to in this Section as the "Owned Real Property"), free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:

                (i) easements, covenants, restrictions and similar encumbrances that do not materially interfere with the use of the Owned Real Property as currently used and improved,

               (ii) minor encroachments that do not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

              (iii) liens for Taxes (as defined in Section 3.10) not yet due or delinquent or being contested in good faith by appropriate means and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent.

((i), (ii) and (iii) are collectively referred to as "Permitted Encumbrances"), except as set forth in Section 3.4 of the RMSI Disclosure Letter. To the knowledge of RMSI, the lessors of all of the real property leased by RMSI or any of the RMSI Subsidiaries (referred to in this Section as the "Leased Real Property", and together with the Owned Real Property, the "Real Property") have good, clear, record and marketable title to the Leased Real Property, and RMSI and the RMSI Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Section 3.4 of the RMSI Disclosure Letter.

          (b) Status of Leases.  Each of the leases of the Real Property has
              ----------------
been duly authorized and executed by RMSI and is in full force and effect, except where the failure to be so would not have an RMSI Material Adverse Effect. To the knowledge of RMSI, each of said leases has been duly authorized and executed by the other party to each of said leases. Neither RMSI nor any of the RMSI Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of RMSI, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

          (c) Consents.  Except as set forth in Section 3.4 of the RMSI
              --------
Disclosure Letter, (i) no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, and (ii) no filing with any regulatory authority is required in connection with the Real Property, and to the extent that any such consents, approvals or filings are required, RMSI will use commercially reasonable efforts to obtain or complete them before the Closing.

          (d) Condition of Real Property.  Except as set forth in Section 3.4 of
              --------------------------
the RMSI Disclosure Letter, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair.

          (e) Compliance with the Law.  To the best of RMSI's knowledge, neither
              -----------------------
RMSI nor any RMSI Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property and no such violation exists, in either case, which could reasonably be expected to have a RMSI Material Adverse Effect. All improvements located on or constituting part of the Real Property and their use and operation by RMSI and the RMSI Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in
Section 3.4 of the RMSI Disclosure Letter. No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a RMSI Material Adverse Effect. Neither RMSI nor any RMSI Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

     3.5  Contracts.  Except as set forth in Section 3.5 of the RMSI Disclosure
          ---------
Letter, neither RMSI nor any of the RMSI Subsidiaries is in default under any RMSI Material Contract or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would give rise to such a default, except for such defaults which, individually or in the aggregate, could not reasonably be expected to have a RMSI Material Adverse Effect. To the knowledge of RMSI, no third party under any RMSI Material Contract is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Section 3.5 of the RMSI Disclosure Letter, each RMSI Material Contract has been duly authorized and executed by RMSI, is in full force and effect and is enforceable by RMSI in accordance with its terms, except where the failure to be so would not have an RMSI Material Adverse Effect. For purposes of this Agreement, the term "RMSI Material Contract" shall include the following:

          (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment contract or contract for services which is not terminable within 30 days by RMSI or an RMSI Subsidiary without liability for any penalty or severance payment;

          (c) any contract or agreement under which, as of the date of this Agreement, RMSI or any of the RMSI Subsidiaries has unpaid obligations of $100,000 or more, except contracts and agreements specifically disclosed elsewhere under this Agreement;

          (d) any contract or agreement involving more than $100,000 of unpaid obligations of RMSI or any of the RMSI Subsidiaries as of the date of this Agreement which, by its terms, does not terminate or is not terminable without penalty by RMSI or an RMSI Subsidiary or their successors within one year after the date hereof;

          (e) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

          (f) any contract containing covenants limiting the freedom of RMSI or any of the RMSI Subsidiaries to compete in any line of business or with any person or entity other than as is standard in the food brokerage industry;

          (g) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

          (h) any license agreement (as licensor or licensee);

          (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money not otherwise disclosed in the RMSI SEC Report (including, if applicable, a description on any prepayment penalties or similar obligations); or

          (j) any contract or agreement with any officer, employee, director or stockholder of RMSI or any of the RMSI Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

     3.6  Transactions with Interested Persons.  Except as disclosed in the RMSI
          ------------------------------------
SEC Report (as hereinafter defined) or as set forth in Section 3.6 of the RMSI Disclosure Letter hereto, neither RMSI, nor any affiliate of RMSI, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of RMSI or any of the RMSI Subsidiaries, or any organization which has a material contract or arrangement with RMSI or any of the RMSI Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or transfer any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from RMSI or any of the RMSI Subsidiaries from, to or for the benefit of any affiliate of RMSI or any of the RMSI Subsidiaries.

     3.7  Employee Benefit Programs.
          -------------------------

          (a) Section 3.7 of the RMSI Disclosure Letter sets forth a list of every material and significant Employee Program that is currently maintained by RMSI or an Affiliate of RMSI ("RMSI Affiliate") ("RMSI Employee Programs").

          (b) Each RMSI Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and except as disclosed in Section 3.7 of the RMSI Disclosure Letter has, in fact, been qualified under the applicable section of the Code from the effective date of such RMSI Employee Program through and including the Closing Date (or, if earlier, the date that such RMSI Employee Program was terminated). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

          (c) Neither RMSI nor any RMSI Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the RMSI Employee Programs. With respect to any RMSI Employee Program, there has been no (i) "prohibited transaction," as defined in
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) material failure to comply with any
  -----
provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject RMSI or any RMSI Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of RMSI, threatened with respect to any such RMSI Employee Program.

          (d) Except as disclosed in Section 3.7 of the RMSI Disclosure Letter, during the last 3 years, neither RMSI nor any RMSI Affiliate (i) has maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412 (a "RMSI Title IV Plan"), including, but not limited to, any Multiemployer Plan, (ii) has provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA), or has promised to provide such post-termination benefits, for a period of longer than 12 months or (iii) has provided health care or any other non-pension benefits to any individuals who were previously employed by entities acquired by RMSI prior to the date of this Agreement for a period of longer than 12 months.

          (e) With respect to each RMSI Employee Program, complete and correct copies of the following documents (if applicable to such RMSI Employee Program) have previously been delivered or made available to Merkert: (i) all documents embodying or governing such RMSI Employee Program, and any funding medium for the RMSI Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such RMSI Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such RMSI Employee Program; (v) the summary plan description for such RMSI Employee Program (or other descriptions of such RMSI Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such RMSI Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years.

          (f) Each RMSI Employee Program may be amended, terminated, or otherwise modified by RMSI to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any RMSI Employee Program and no condition exists which would limit the right of RMSI or the RMSI Affiliate to so amend, terminate or otherwise modify such RMSI Employee Program.

          (g) For purposes of this Section and Section 5.7:

              (i) "Employee Program" means (A) all employee benefit plans
                   ----------------
within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) material stock option or equity-based plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other material employee benefit plans, agreements, and arrangements not described in (A) above, including without limitation, any arrangement intended to comply with Section 120, 125, 127 or 129 of the Code. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such trust or organization.

              (ii)  An entity "maintains" an Employee Program if such entity
                               ---------
sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

              (iii) An entity is an "Affiliate" of a person if it would have
                                     ---------
ever been considered a single employer under ERISA Section 4001(b) or part of the same "controlled group" as such person for purposes of ERISA Section 302(d)(8)(C).

              (iv)  "Multiemployer Plan" means a (pension or non-pension)
                     ------------------
employee benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.


          (h) No liability under Title IV or Section 302 of ERISA has been incurred by RMSI or any RMSI Affiliate that has not been satisfied in full and no condition exists that presents a material risk to RMSI or any RMSI Affiliate of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (the "PBGC") (which premiums have been paid when due).

          (i) The PBGC has not instituted proceedings to terminate any RMSI Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

          (j) With respect to each RMSI Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (k) No RMSI Title IV Plan or any trust established there under has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each RMSI Title IV Plan ended prior to the Closing Date.

          (l) No amounts payable under the RMSI Employee Programs will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

     3.8  Intentionally Omitted
          ---------------------

     3.9  No Payments to Employees, Officers and Directors.  Section 3.9 of the
          ------------------------------------------------
RMSI Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which any cash or non-cash payments or other obligation will become payable, accelerate the time of payment or vesting or increase any amount currently payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of RMSI or any RMSI Subsidiary as a result of the Merger (assuming no termination of service).

      3.10 Taxes.  Except as set forth in Section 3.10 of the RMSI Disclosure
           -----
Letter:

          (a) RMSI and each of the RMSI Subsidiaries have timely filed all income and other material Tax Returns required to be filed by them through the date hereof in a manner correct and complete in all material respects and have timely paid or caused to be paid all Taxes shown as due on such Tax Returns and all income and other material Taxes otherwise required to be paid by them through the date hereof whether disputed or not.

          (b) On or before the Closing Date, RMSI and each of the RMSI Subsidiaries shall have paid all income and other material Taxes (whether or not shown on any Tax Return) required to be paid by them on or before the Closing Date whether disputed or not and shall have accrued or made full, adequate and complete provision on their books as required by U.S.

generally accepted accounting principles ("GAAP") for all income and other material Taxes (whether or not shown on any Tax Return) not required to be paid by them on or before the Closing Date.

          (c) No Tax Authority is now asserting or, to the best knowledge of RMSI, threatening to assert against RMSI or any of the RMSI Subsidiaries any deficiency or claim for Taxes. No claim for unpaid income taxes or for other unpaid material Taxes has become a lien or encumbrance of any kind against any material asset of RMSI or any of the RMSI Subsidiaries except for statutory liens for such Taxes that are not yet due. Neither RMSI nor any of the RMSI Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code after December 31, 1990.

          (d) RMSI and the RMSI Subsidiaries have previously delivered or made available to Merkert complete and accurate copies of (1) all audit reports, revenue agent reports, requests for letter rulings, letter rulings, technical advice memoranda and similar documents issued by all Tax Authorities relating to Taxes, (2) all income Tax Returns filed by RMSI or any of the RMSI Subsidiaries with respect to taxable periods beginning after December 31, 1990 and (3) any closing agreements (and any exhibits thereto) entered into by RMSI or any of the RMSI Subsidiaries as of the date hereof. RMSI will deliver or make available to Merkert any documents mentioned in the preceding sentence that become available to RMSI or any of the RMSI Subsidiaries after the date hereof and on or before the Closing Date.

          (e) There has not been any audit of any tax return filed by RMSI or any of the RMSI Subsidiaries with respect to any taxable year beginning after December 31, 1990, no such audit is in progress, and neither RMSI nor any of the RMSI Subsidiaries has been notified by any Tax Authority that any such audit is contemplated or pending. Neither RMSI nor any of the RMSI Subsidiaries has requested or received an extension of time with respect to any date on which a tax return was or is to be filed by RMSI or any of the RMSI Subsidiaries and there is no extension, waiver or agreement for the extension of time for the assessment or payment of any Taxes owed (or alleged to be owed) by RMSI or any of the RMSI Subsidiaries.

          (f) No power of attorney has been granted by or with respect to RMSI or any of the RMSI Subsidiaries with respect to any matter relating to Taxes.

          (g) There are no agreements or understandings relating to Taxes between RMSI or any of the RMSI Subsidiaries and any other party affecting or which could affect RMSI or any of the RMSI Subsidiaries by which RMSI or any of the RMSI Subsidiaries will be bound after the Closing Date or which could affect the computation of Taxes by RMSI or any of the RMSI Subsidiaries.

          (h) For purposes of this Agreement, all references (1) to the "Code" shall include any similar provisions of state, local or foreign law, (2) "Taxes" shall include all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, interest, fines, penalties and other additions to tax, (3) "Tax Returns" shall mean all returns, reports, declarations, information, estimates, schedules, filings and documents (including any related or supporting information) filed or required by any Tax Authority to be filed with respect to Taxes, including, without limitation, all information returns, claims for refund, amended returns, declarations of estimated tax and requests for extensions of time to file any item described in this paragraph, and (4) "Tax Authority" shall mean the Internal Revenue Service and any other state, local or foreign governmental authority responsible for the collection or administration of Taxes.


      3.11 Tax-Free Treatment.  Neither RMSI nor any of the RMSI Subsidiaries
           ------------------
has taken or caused to be taken any action which would cause the Merger to fail to qualify as a Reorganization under Section 368(a) of the Code.

      3.12 Proxy Statement.  On the date the Proxy Statement (as defined in
           ---------------
Section 6.7 hereof) is mailed to Merkert's stockholders, none of the information supplied in writing by or on behalf of RMSI for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the stockholders' meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, RMSI makes no representation or warranty with respect to information supplied by Merkert or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

      3.13 SEC Documents.  As of its date of filing, RMSI's registration
           -------------
statement on Form S-4, as amended by Amendment No. 1, in the form filed with the SEC on April 20, 1999 (the "RMSI SEC Report"), except as disclosed in Section
3.13 of the RMSI Disclosure Letter, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties
                                            --------  -------
hereto acknowledge that the RMSI SEC Report does not contain any information or disclosure relating to this Agreement and the transactions contemplated thereby, including the Merger. There is no material fact existing today directly relating to the business, operations or condition of RMSI (other than facts which relate to general economic trends or conditions or general conditions affecting the industries in which RMSI or the RMSI Subsidiaries operate) that is reasonably likely to have a RMSI Material Adverse Effect, that has not been set forth in the RMSI SEC Report or the RMSI Disclosure Letter; provided that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a RMSI Material Adverse Effect; provided, further, that, notwithstanding the foregoing proviso, a loss of, or reduction in revenues from, any customers or principals, individually or in the aggregate, which results in a reduction in the annual revenues of RMSI and Merkert taken on a consolidated pro forma basis of more than $25 million (a "Material Customer Loss"), shall be deemed to have an RMSI Material Adverse Effect. For the purpose of determining a Material Customer Loss, annual revenues, shall mean commission revenues plus gross margin on sales with respect to businesses in which sales are accounted for in a manner other than commission revenues. A true and complete copy of the RMSI SEC Report has been delivered to Merkert. Each of the consolidated balance sheets of RMSI included in or incorporated by reference into the RMSI SEC Report (including the related notes and schedules) fairly presents the consolidated financial position of RMSI and RMSI Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of RMSI included in or incorporated by reference into the RMSI SEC Report (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of RMSI and the RMSI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      3.14 No Brokers.  Except as disclosed in Section 3.14 of the RMSI
           ----------
Disclosure Letter, neither RMSI nor any RMSI Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, RMSI or Merkert to pay any finder's fees, brokerage or agent's commissions, advisory fee or other like payments relating to or in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      3.15 Litigation.  There is no litigation or governmental or administrative
           ----------
proceeding, arbitration or investigation pending or, to the knowledge of RMSI, threatened against RMSI or the RMSI Subsidiaries which, either individually or in the aggregate, is reasonably likely to have an RMSI Material Adverse Effect, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      3.16 Absence of Certain Changes.  Except as disclosed in Section 3.16 of
           --------------------------
the RMSI Disclosure Letter, since December 31, 1998, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of RMSI, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a RMSI Material Adverse Effect; provided that the loss of, or reduction in revenues from, one or more customers or principals shall be deemed not to have a RMSI Material Adverse Effect under any provision of this Agreement, unless the loss of, or reduction in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss;

      3.17 Disclosure.  Subject to the terms thereof, the representations,
           ----------
warranties and statements contained or referred to in this Agreement and in the certificates, exhibits and the

RMSI Disclosure Letter delivered by RMSI pursuant to this Agreement (including the RMSI SEC Report) to Merkert do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

      3.18 Undisclosed Liabilities.  Except as and to the extent reflected,
           -----------------------
reserved against or otherwise specifically disclosed in the RMSI SEC Report and the RMSI Disclosure Letter, neither RMSI nor any RMSI Subsidiary has any liabilities or obligations of any kind required to be disclosed in accordance with GAAP applied on a basis consistent with past practice, whether accrued, absolute, known or unknown, asserted or unasserted, contingent or otherwise which could reasonably be expected to have, individually or in the aggregate, a RMSI Material Adverse Effect.

      3.19 Customers and Principals.  Except as disclosed in Section 3.19 of the
           ------------------------
RMSI Disclosure Letter, as of the date hereof, RMSI has no knowledge of (i) any loss since December 31, 1998 or any currently threatened loss of any material customer or principal, other than losses or threatened losses arising out of, resulting from or relating to the execution or consummation of this Agreement or the transactions contemplated thereby, or (ii) any pending bankruptcy filing, insolvency or material adverse change in the financial position of any material customer or principal.

      3.20 Receivables.  All of RMSI's accounts receivable arose from bona fide
           -----------
transactions in the ordinary course of business, are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counter-claim, except for the amount reserved for doubtful accounts set forth on (i) prior to the availability of RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999, RMSI's consolidated audited financial statements for the year ended December 31, 1998, and (ii) after RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999 become available, RMSI's consolidated unaudited financial statements for the quarter ended March 31, 1999 (the "RMSI Financials"). RMSI's accounts receivable are reflected on the RMSI Financials in accordance with GAAP applied on a basis consistent with past practice. Since the date of the RMSI Financials, there have not been any material write-offs as uncollectible of any of RMSI's accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice.

      3.21 Definition of RMSI's Knowledge.  As used in this Agreement, the
           ------------------------------
phrase "to the knowledge of RMSI" or "to the best knowledge of RMSI" (or words of similar import) means the actual knowledge of Nick G. Bouras, Timothy M. Byrd, Ronald D. Pedersen or Bruce A. Butler.

      3.22 Ownership of Merkert Common Stock.  Except as set forth in Section
           ---------------------------------
3.22 of the RMSI Disclosure Letter, neither RMSI nor, to the knowledge of RMSI, any RMSI Stockholder or any of their affiliates owns, beneficially or of record, any shares of Merkert Common Stock, any option to acquire or sell any shares of Merkert

Common Stock, or any warrants, rights, commitments, preemptive rights or agreements of any kind for the acquisition or sale of, any shares of Merkert Common Stock, and is not a party to any voting trusts, voting agreement, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock, except for the Post-Merger Voting Agreement.


ARTICLE 4. INVESTMENT REPRESENTATIONS AND WARRANTIES OF THE RMSI STOCKHOLDERS

     Each RMSI Stockholder hereby severally represents and warrants to Merkert that with respect to such RMSI Stockholder's receipt of Merkert Common Stock hereunder:

      4.1 Investment Representations.  Such RMSI Stockholder is acquiring the
          --------------------------
Merkert Common Stock for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act. The jurisdiction of residence of such RMSI Stockholder is the State of Texas and the offer and sale of the Merkert Common Stock to such RMSI Stockholder will take place in such jurisdiction. Such RMSI Stockholder is an "accredited investor" as defined in the Securities Act and is knowledgeable and experienced in the making of investments of the type involved in the acquisition of the Merkert Common Stock pursuant to the Agreement, is able to bear the economic risk of loss of its investment in Merkert, has been granted the opportunity to investigate the affairs of Merkert and to ask questions of its officers and employees, and has availed itself of such opportunity either directly or through its authorized representative. Such RMSI Stockholder has received and reviewed a copy of this Agreement and all exhibits, schedules and appendices hereto (including without limitation the Merkert Disclosure Letter) as well as copies of the Merkert SEC Report.

      4.2 Registration.  Such RMSI Stockholder understands that because the
          ------------
Merkert Common Stock issued as part of the Merger Consideration has not been registered under the Securities Act or securities or "blue sky" laws of any jurisdiction, he cannot dispose of any or all of the shares of such Merkert Common Stock unless such shares of Merkert Common Stock are subsequently registered under the Securities Act or exemptions from such registration are available. Such RMSI Stockholder acknowledges and understands that, except as provided in the Registration Rights Agreement (as defined in Section 7.2(e)), he, she or it has no independent right to require Merkert to register the Merkert Common Stock. Such RMSI Stockholder further understands that Merkert may, as a condition to the transfer of any of the Merkert Common Stock issued in the Merger, require that the request for transfer be accompanied by an opinion of counsel as described below. Such RMSI Stockholder understands that each certificate representing the Merkert Common Stock issued in the Merger will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws).

          THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR HIS

          OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

      4.3 Ownership of Merkert Common Stock.  Except as set forth on Section 4.3
          ---------------------------------
of the RMSI Disclosure Letter, neither such RMSI Stockholder nor any of his or its respective family members or affiliates own, beneficially or of record, any shares of Merkert Common Stock, any option to acquire or sell any shares of Merkert Common Stock, or any warrants, rights, commitments, preemptive rights or agreements of any kind for the acquisition or sale of, any shares of Merkert Common stock, and is not a party to any voting trusts, voting agreement, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock, except for the Post-Merger Voting Agreement.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF MERKERT

     As a material inducement to RMSI to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the disclosure letter delivered at or prior to the execution hereof to RMSI (the "Merkert Disclosure Letter"), Merkert hereby represents and warrants to RMSI as follows; provided, however, that (i) none of the representations and warranties
         --------  -------
contained in this Article 5 reflect any matter relating to any of the entities, assets, businesses or operations acquired or to be acquired by Merkert or any Merkert Subsidiary in connection with any of the pending or completed acquisitions disclosed on Schedule 6.2(a)(xiii) hereto (the "Merkert Acquisition Matters") and (ii) no Merkert Acquisition Matter will in any event constitute or be deemed to constitute a breach of any of the representations or warranties contained in this Article 5.

      5.1 Existence; Good Standing; Authority; Compliance With Law.
          --------------------------------------------------------

          (a) Merkert is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merkert is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not have a material adverse effect on the combined business, assets, results of operations or financial condition of Merkert and the Merkert Subsidiaries taken as a whole (a "Merkert Material Adverse Effect"). Merkert has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted or proposed to be conducted.

          (b) Each Merkert Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted or proposed to be conducted, and, except as set forth on Section 5.1 of the Merkert Disclosure Letter, is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Merkert Material Adverse Effect. Except as set forth in Section 5.1(b) of the Merkert Disclosure Letter, all of the outstanding shares of capital stock of, or partnership or other equity interests in, each Merkert Subsidiary are owned beneficially and of record by Merkert free of any lien, restriction or encumbrance and such shares, partnership interests or other equity interests have been duly and validly issued and are outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other equity interests in, any of the Merkert Subsidiaries, or outstanding warrants, options or other rights to acquire any such convertible securities.

          (c) Copies of the certificate of incorporation or other charter documents and by-laws (and in each case, all amendments thereto) of Merkert as they exist on the date hereof have been delivered or made available to RMSI and its counsel. All such copies are true, correct and complete and no amendments thereto are pending. Merkert is not in violation of its certificate of incorporation or bylaws.

      5.2 Authorization, Validity and Effect of Agreements.  Merkert has the
          ------------------------------------------------
requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the RMSI Voting Agreement. The Board of Directors of Merkert has unanimously approved and declared advisable this Agreement, the Merger, and the other documents and transactions contemplated by this Agreement. A committee comprised of the independent directors of the Board of Directors of Merkert (the "Special Committee") has recommended to the Merkert Board of Directors the advisability of entering into this Agreement. The execution by Merkert of this Agreement and the RMSI Voting Agreement and the consummation of the transactions contemplated by this Agreement and the RMSI Voting Agreement have been duly authorized by all requisite corporate action on the part of Merkert and no other action on the part of Merkert is required in connection therewith (except for stockholder approval). Except for stockholder approval, Merkert has taken all actions necessary to permit the Merger, this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this Agreement to be executed and consummated in accordance with and permitted by the provisions of Section 203 of the DGCL, including, without limitation, the approval of the Merger, this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this Agreement by the Board of Directors of Merkert prior the execution of this Agreement, the Voting Agreements and the other documents, instruments and transactions contemplated by this

Agreement. This Agreement, the RMSI Voting Agreement and the other documents contemplated by the Agreement constitute the valid and legally binding obligations of Merkert, enforceable against Merkert, in accordance with their respective terms. The execution, delivery and performance by Merkert of this Agreement and each such agreement, document and instrument

          (a) does not and will not violate any provision of the certificate of incorporation or bylaws of Merkert, as applicable;

          (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Merkert or require Merkert to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, a proxy statement with the U.S. Securities and Exchange Commission and except as contemplated by Section 6.13 of this Agreement; and

          (c) except as set forth in Section 5.2 of the Merkert Disclosure Letter, does not and will not (A) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Merkert is a party or by which the property of Merkert is bound or affected, except for such breaches, defaults, accelerations or rights of termination which, individually or in the aggregate, could not reasonably be expected to have a Merkert Material Adverse Effect or hinder the consummation of the transaction contemplated by this Agreement, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of Merkert's assets or its capital stock.

      5.3 Capital Stock of Merkert.  The authorized capital stock of Merkert
          ------------------------
consists of (i) 1,000,000 shares of preferred stock, par value $.01 per share, of which none are outstanding, (ii) 50,000,000 shares of Merkert Common Stock of which 7,172,300 shares are outstanding and no shares are held in treasury and
(iii) 4,000,000 shares of Restricted Common Stock of which 335,700 shares are outstanding and no shares are held in treasury. As of the date hereof, all of the outstanding shares of Merkert Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in Section 5.3 of the Merkert Disclosure Letter, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale by Merkert of, or outstanding securities convertible into, any additional shares of capital stock of any class of Merkert or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the capital stock of Merkert. Except as set forth in Section 5.3 of the Merkert Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of Merkert Common Stock to which Merkert or, to Merkert's knowledge, any of its stockholders is a party.

      5.4 Real Property.
          -------------

          (a) Title.  Merkert and each of the Merkert Subsidiaries has good,
              -----
clear, record and marketable title to all of the real property owned by Merkert or any of the Merkert Subsidiaries (referred to in this Section as the "Owned Real Property"), free and clear of all Encumbrances, other than Permitted Encumbrances, except as set forth in Section 5.4 of the Merkert Disclosure Letter. To the knowledge of Merkert, the lessors of all of the real property leased by Merkert or any of the Merkert Subsidiaries (referred to in this Section as the "Leased Real Property", and together with the Owned Real Property, the "Real Property") have good, clear, record and marketable title to the Leased Real Property, and Merkert and the Merkert Subsidiaries have good, clear, record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Section 5.4 of the Merkert Disclosure Letter.

          (b) Status of Leases.  Each of the leases of the Real Property has
              ----------------
been duly authorized and executed by Merkert and is in full force and effect, except where the failure to be so would not have a Merkert Material Adverse Effect. To the knowledge of Merkert, each of said leases has been duly authorized and executed by the other party to each of said leases. Neither Merkert nor any of the Merkert Subsidiaries is in default under any material provision of any such said lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of Merkert, the other party to each of said leases is not in default under any material provision of any such lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

          (c) Consents.  Except as set forth in Section 5.4 of the Merkert
              --------
Disclosure Letter, (i) no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, and (ii) no filing with any regulatory authority is required in connection with the Real Property, and to the extent that any such consents, approvals or filings are required, Merkert will use commercially reasonable efforts to obtain or complete them before the Closing.

          (d) Condition of Real Property.  Except as set forth in Section 5.4 of
              --------------------------
the Merkert Disclosure Letter, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair.

          (e) Compliance with the Law.  To the best of Merkert's knowledge,
              -----------------------
neither Merkert nor any Merkert Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property and no such violation exists, in either case, which could reasonably be expected to have a Merkert Material Adverse Effect. All improvements located on or constituting part of the Real Property and their use and operation by Merkert and the Merkert Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in Section 5.4 of the Merkert Disclosure Letter. No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a Merkert Material Adverse Effect. Neither Merkert nor any Merkert Subsidiary has received any notice of any material real estate tax deficiency or assessment which has not been satisfied or is aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

     5.5  Contracts.  Except as set forth in Section 5.5 of the Merkert
          ---------
Disclosure Letter, neither Merkert nor any of the Merkert Subsidiaries is in default under any Merkert Material Contract or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would give rise to such a default, except for such defaults which, individually or in the aggregate, could not reasonably be expected to have a Merkert Material Adverse Effect. To the knowledge of Merkert, no third party under any Merkert Material Contract is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Section 5.5 of the Merkert Disclosure Letter, each Merkert Material Contract has been duly authorized and executed by Merkert, is in full force and effect and is enforceable by Merkert in accordance with its terms, except where the failure to be so would not have a Merkert Material Adverse Effect. For purposes of this Agreement, the term "Merkert Material Contract" shall include the following:

          (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment contract or contract for services which is not terminable within 30 days by Merkert or an Merkert Subsidiary without liability for any penalty or severance payment;

          (c) any contract or agreement under which, as of the date of this Agreement, Merkert or any of the Merkert Subsidiaries has unpaid obligations of $100,000 or more, except contracts and agreements specifically disclosed elsewhere under this Agreement;

          (d) any contract or agreement involving more than $100,000 of unpaid obligations of Merkert or any of the Merkert Subsidiaries as of the date of this Agreement which, by its terms, does not terminate or is not terminable without penalty by Merkert or an Merkert Subsidiary or their successors within one year after the date hereof;

          (e) any contract or agreement for the sale or lease of its products or services not made in the ordinary course of business;

          (f) any contract containing covenants limiting the freedom of Merkert or any of the Merkert Subsidiaries to compete in any line of business or with any person or entity other than as is standard in the food brokerage industry;

          (g) any contract or agreement for the purchase of any fixed asset for a price in excess of $100,000 whether or not such purchase is in the ordinary course of business;

          (h) any license agreement (as licensor or licensee);

          (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money not otherwise disclosed in the Merkert SEC Reports (including, if applicable, a description on any prepayment penalties or similar obligations); or

          (j) any contract or agreement with any officer, employee, director or stockholder of Merkert or any of the Merkert Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

     5.6  Transactions with Interested Persons.  Except as disclosed in the
          ------------------------------------
Merkert SEC Report (as hereinafter defined) or as set forth in Section 5.6 of the Merkert Disclosure Letter hereto, neither Merkert, nor any affiliate of Merkert, (i) owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Merkert or any of the Merkert Subsidiaries, or any organization which has a material contract or arrangement with Merkert or any of the Merkert Subsidiaries or (ii) has directly or indirectly engaged in any transaction involving any lease or transfer of any material (measured at the time of such transaction or as of the date hereof) cash, property or rights to or from Merkert or any of the Merkert Subsidiaries from, to or for the benefit of any affiliate of Merkert or any of the Merkert Subsidiaries.

     5.7  Employee Benefit Programs.
          -------------------------

          (a) Section 5.7 of the Merkert Disclosure Letter sets forth a list of every material and significant Employee Program that is currently maintained by Merkert or an Affiliate of Merkert (a "Merkert Affiliate") ("Merkert Employee Programs").

          (b) Each Merkert Employee Program which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and except as disclosed in Section 5.7 of the Merkert Disclosure Letter has, in fact, been qualified under the applicable section of the Code from the effective date of such Merkert Employee Program through and including the Closing Date (or, if earlier, the date that such Merkert Employee Program). No event or omission has occurred which would cause any such Merkert Employee Program to lose its qualification under the applicable Code section.

          (c) Neither Merkert nor any Merkert Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable with respect to the Merkert Employee Programs. With respect to any Merkert Employee Program, there has been no (i) "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, (ii) material failure to
                          -----
comply with any provision of ERISA, other applicable law, or any agreement, or
(iii)  non-deductible contribution, which, in the case of any of (i), (ii), or
(iii), could subject Merkert or any Merkert Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Merkert, threatened with respect to any such Merkert Employee Program.

          (d) Except as disclosed in Section 5.7 of the Merkert Disclosure Letter, during the last 3 years, neither Merkert nor any Merkert Affiliate (i) has maintained any Employee Program which has been subject to title IV of ERISA or Code Section 412 (a "Merkert Title IV Plan"), including, but not limited to, any Multiemployer Plan, (ii) has provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA), or has promised to provide such post-termination benefits, for a period longer than 12 months or
(iii) has provided health care or any other non-pension benefits to any individuals who were previously employed by entities acquired by Merkert prior to the date of this Agreement for a period longer than 12 months.

          (e) With respect to each Merkert Employee Program, complete and correct copies of the following documents (if applicable to such Merkert Employee Program) have previously been delivered to RMSI: (i) all documents embodying or governing such Merkert Employee Program, and any funding medium for the Merkert Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Merkert Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three most recent actuarial valuation reports completed with respect to such Merkert Employee Program; (v) the summary plan description for such Merkert Employee Program (or other descriptions of such Merkert Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Merkert Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last three years.

          (f) Each Merkert Employee Program may be amended, terminated, or otherwise modified by Merkert to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Merkert Employee Program and, except as disclosed on Section 5.7 of the Merkert Disclosure Letter, no condition exists which would limit the right of Merkert or the Merkert Affiliate to so amend, terminate or otherwise modify such Merkert Employee Program.

          (g) No liability under Title IV or Section 302 of ERISA has been incurred by Merkert or any Merkert Affiliate that has not been satisfied in full and no condition exists that presents a material risk to Merkert or any Merkert Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due).

          (h) The PBGC has not instituted proceedings to terminate any Merkert Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

          (i) Except as disclosed in Section 5.7 of the Merkert Disclosure Letter, with respect to each Merkert Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (j) No Merkert Title IV Plan or any trust established there under has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Merkert Title IV Plan ended prior to the Closing Date.

          (k) No amounts payable under the Merkert Employee Programs will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

     5.8  Intentionally Omitted
          ---------------------

     5.9  No Payments to Employees, Officers and Directors.  Section 5.9 of the
          ------------------------------------------------
Merkert Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which any cash or non-cash payments or other obligation will become payable, accelerate the time of payment or vesting or increase any amount currently payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Merkert or any Merkert Subsidiary as a result of the Merger (assuming no termination of service).

      5.10 Taxes.  Except as set forth in Section 5.10 of the Merkert Disclosure
           -----
Letter:

          (a) Merkert and each of the Merkert Subsidiaries have timely filed all income and other material Tax Returns required to be filed by them through the date hereof in a manner correct and complete in all material respects and have timely paid or caused to be paid all Taxes shown as due on such Tax Returns and all income and other material Taxes otherwise required to be paid by them through the date hereof whether disputed or not.

          (b) On or before the Closing Date, Merkert and each of the Merkert Subsidiaries shall have paid all income and other material Taxes (whether or not shown on any Tax Return) required to be paid by them on or before the Closing Date whether disputed or not and shall have accrued or made full, adequate and complete provision on their books as required by GAAP for all income and other material Taxes (whether or not shown on any Tax Return) not required to be paid by them on or before the Closing Date.

          (c) No Tax Authority is now asserting or, to the best knowledge of Merkert, threatening to assert against Merkert or any of the Merkert Subsidiaries any deficiency or claim for Taxes. No claim for unpaid income taxes or for other unpaid material Taxes has become a lien or encumbrance of any kind against any material asset of Merkert or any of the Merkert Subsidiaries except for statutory liens for such Taxes that are not yet due. Neither Merkert nor any of the Merkert Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code after December 31, 1990.

          (d) Merkert and the Merkert Subsidiaries have previously delivered or made available to RMSI complete and accurate copies of (1) all audit reports, revenue agent reports, requests for letter rulings, letter rulings, technical advice memoranda and similar documents issued by all Tax Authorities relating to Taxes, (2) all income Tax Returns filed by Merkert or any of the Merkert Subsidiaries with respect to taxable periods beginning after December 31, 1990 and (3) any closing agreements (and any exhibits thereto) entered into by Merkert or any of the Merkert Subsidiaries as of the date hereof. Merkert will deliver or make available to RMSI any documents mentioned in the preceding sentence that become available to Merkert or any of the Merkert Subsidiaries after the date hereof and on or before the Closing Date.

          (e) There has not been any audit of any tax return filed by Merkert or any of the Merkert Subsidiaries with respect to any taxable year beginning after December 31, 1990, no such audit is in progress, and neither Merkert nor any of the Merkert Subsidiaries has been notified by any Tax Authority that any such audit is contemplated or pending. Neither Merkert nor any of the Merkert Subsidiaries has requested or received an extension of time with respect to any date on which a tax return was or is to be filed by Merkert or any of the Merkert Subsidiaries and there is no extension, waiver or agreement for the extension of time for the assessment or payment of any Taxes owed (or alleged to be owed) by Merkert or any of the Merkert Subsidiaries.

          (f) No power of attorney has been granted by or with respect to Merkert or any of the Merkert Subsidiaries with respect to any matter relating to Taxes.

          (g) There are no agreements or understandings relating to Taxes between Merkert or any of the Merkert Subsidiaries and any other party affecting or which could affect Merkert or any of the Merkert Subsidiaries by which Merkert or any of the Merkert Subsidiaries will be bound after the Closing Date or which could affect the computation of Taxes by Merkert or any of the Merkert Subsidiaries.

      5.11 Tax-Free Treatment.  Neither Merkert nor any of the Merkert
           ------------------
Subsidiaries has taken or caused to be taken any action which would cause the Merger to fail to qualify as a Reorganization under Section 368(a) of the Code.

      5.12 Proxy Statement.  On the date the Proxy Statement (as defined in
           ---------------
Section 6.7 hereof) is mailed to Merkert's stockholders, none of the information supplied in writing by or on behalf of Merkert for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the stockholders' meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, Merkert makes no representation or warranty with respect to information supplied by RMSI or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

      5.13 SEC Documents.  As of the date it was declared effective by the SEC,
           -------------
Merkert's Registration Statement on Form S-1 (Registration No. 333-53419), as amended (the "S-1"), (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of its date of filing, Merkert's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 31, 1999 (the "Merkert SEC Report") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the parties hereto acknowledge that the
            --------  -------
Merkert SEC Report does not contain any information or disclosure relating to this Agreement and the transactions contemplated thereby, including the Merger. There is no material fact existing today directly relating to the business, operations or condition of Merkert (other than facts which relate to general economic trends or conditions or general conditions affecting the industries in which Merkert or the Merkert Subsidiaries operate) that is reasonably likely to have a Merkert Material Adverse Effect, that has not been set forth in the Merkert SEC Report or the Merkert Disclosure Letter; provided that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a Merkert Material Adverse Effect, unless the loss of, or reductions in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss. A true and complete copy of the Merkert SEC Report has been delivered to RMSI. Each of the consolidated balance sheets of Merkert included in or incorporated by reference into the Merkert SEC Report and the S-1 (including the related notes and schedules) fairly presents the consolidated financial position of Merkert and the Merkert Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Merkert included in or incorporated by reference into the Merkert SEC Report and the S-1 (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Merkert and the Merkert Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

      5.14 No Brokers.  Except as disclosed in Section 5.14 of the Merkert
           ----------
Disclosure Letter, neither Merkert nor any Merkert Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, RMSI or Merkert to pay any finder's fees, brokerage or agent's commissions, advisory fee or other like payments relating to or in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      5.15 Litigation.  There is no litigation or governmental or administrative
           ----------
proceeding, arbitration or investigation pending or, to the knowledge of Merkert, threatened against Merkert or the Merkert Subsidiaries which, either individually or in the aggregate, is reasonably likely to have a Merkert Material Adverse Effect on Merkert and the Merkert Subsidiaries taken as a whole, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      5.16 Absence of Certain Changes.  Except as disclosed in Section 5.16 of
           --------------------------
the Merkert Disclosure Letter, since December 31, 1998 there has not been any change in the financial condition, properties, assets, liabilities, business or operations of Merkert, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Merkert Material Adverse Effect; provided that no decrease in the reported price of Merkert Common Stock shall in any event constitute a Merkert Material Adverse Effect under any provision of this Agreement; provided further that the loss of, or a reduction in revenues from, one or more customers or principals shall be deemed not to have a Merkert Material Adverse Effect under any provision of this Agreement, unless the loss of, or reduction in revenues from, such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

      5.17 Disclosure.  The representations, warranties and statements contained
           ----------
or referred to in this Agreement and in the certificates, exhibits and the Merkert Disclosure Letter delivered by Merkert pursuant to this Agreement (including the Merkert SEC Report) to RMSI do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

      5.18 Undisclosed Liabilities.  Except as and to the extent reflected,
           -----------------------
reserved against or otherwise specifically disclosed in the Merkert SEC Report and the Merkert Disclosure Letter, neither Merkert nor any Merkert Subsidiary has any liabilities or obligations of any kind required to be disclosed in accordance with GAAP applied on a basis consistent with past practice, whether accrued, absolute, known or unknown, asserted or unasserted, contingent or otherwise which could reasonably be expected to have, individually or in the aggregate, a Merkert Material Adverse Effect.

      5.19 Customers and Principals. Except as disclosed in Section 5.16 of the
           ------------------------
Merkert Disclosure Letter, as of the date hereof, Merkert has no knowledge of
(i) any loss since December 31, 1998 or any currently threatened loss of any material customer or principal, other than losses or threatened losses arising out of, resulting from or relating to the execution or consummation of this Agreement or the transactions contemplated thereby, or (ii) any pending bankruptcy filing, insolvency or material adverse change in the financial position of any material customer or principal.

      5.20 Receivables. All of Merkert's accounts receivable arose from bona
           -----------
fide transactions in the ordinary course of business, are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counter-claim, except for the amount reserved for doubtful accounts set forth on (i) prior to the availability of Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999, Merkert's consolidated audited financial statements for the year ended December 31, 1998, and (ii) after Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999 become available, Merkert's consolidated unaudited financial statements for the quarter ended March 31, 1999 (the "Merkert Financials"). Merkert's accounts receivable are reflected on the Merkert Financials in accordance with GAAP (as defined herein) applied on a basis consistent with past practice. Since the date of the Merkert Financials, there have not been any material write-offs as uncollectible of any of Merkert's accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice.

      5.21 Definition of Merkert's Knowledge.  As used in this Agreement, the
           ---------------------------------
phrase "to the knowledge of Merkert" or "to the best knowledge of Merkert" (or words of similar import) means the actual knowledge of Gerald R. Leonard, James
L. Monroe, Joseph T. Casey or Sidney D. Rogers.

      5.22 Opinion of Financial Advisor.  The Special Committee has received the
           ----------------------------
opinion of Tucker Anthony Cleary Gull, its financial advisor, substantially to the effect that the Merger is fair to Merkert from a financial point of view, a copy of which will be provided to RMSI.

ARTICLE 6. COVENANTS

      6.1 Acquisition Proposals.
          ---------------------

          (a) RMSI represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, RMSI shall not, nor shall it permit any of the RMSI Subsidiaries to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of RMSI or any of the RMSI Subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

          (b) Merkert represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, Merkert shall not, nor shall it permit any of the Merkert Subsidiaries to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of Merkert or any of the Merkert Subsidiaries to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Merkert may (A) furnish information to, or participate in discussions or negotiations with, any person or entity that makes bona fide, written, unsolicited Acquisition Proposal for which financing, to the extent required to consummate the Acquisition Proposal, is then fully and unconditionally committed in writing or is, in the good faith judgment of the Merkert Board of Directors, likely to be obtained, with respect to Merkert if the Board of Directors of Merkert determines in good faith (i) after receiving the advice of outside counsel and (ii) after receiving the advice of the financial advisor to the directors that such Acquisition Proposal, if accepted, is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal and that would, if consummated, result in a transaction more favorable to Merkert's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal, a "Superior Proposal"); provided, however, that prior to Merkert's furnishing such
                      --------  -------
information or participating in such discussions or negotiations, such person or entity shall have executed a confidentiality and standstill agreement with Merkert having terms substantially similar to those contained in that certain exclusivity/confidentiality agreement, dated March 10, 1999 between Merkert and RMSI (the "Confidentiality Agreement"), and (B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal.

          (c) As used herein, the term "Acquisition Proposal" shall mean, with respect to any person, any proposal or offer for a (i) merger, consolidation or similar transaction involving such person, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of such person or their subsidiaries representing 15% or more of the consolidated assets of such person and their subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of such person, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of such person's capital stock or (v) recapitalization, restructuring, liquidation or dissolution with respect to such person or their subsidiaries; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby.

          (d) Merkert and RMSI shall immediately advise the other party orally and in writing of any Acquisition Proposal made to it or made after the date hereof, including the terms thereof and any changes thereto and any termination thereof, or any inquiry, proposal or discussion regarding any such Acquisition Proposal, the identity of the person making such Acquisition Proposal or inquiry, proposal or discussion, the material terms thereof. After the receipt by Merkert of an Acquisition Proposal, Merkert shall, unless prohibited by law from doing so, keep RMSI informed on a current basis of the status of any such inquiry, proposal or discussion.

          (e) Prior to the vote on this Agreement at the Merkert Stockholders Meeting, the Board of Directors of Merkert, at any time 48 hours following notification to RMSI of Merkert's intention to do so and only if Merkert shall have otherwise complied with its obligations under this Section 6.1, may withdraw or modify its approval or recommendation of the Merger, terminate this Agreement, and cause Merkert to enter into any agreement with respect to a Superior Proposal, provided it shall pay or cause to be paid to RMSI the Termination Amount. If Merkert shall have notified RMSI of its intent to enter into an agreement with respect to a Superior Proposal in compliance with the preceding sentence, and has otherwise complied with that sentence, Merkert may enter into an agreement with respect to such Superior Proposal (with the person making the Superior Proposal and on terms no less favorable than those specified in the notification to RMSI) after the expiration of such 48 hour period.

      6.2 Conduct of Businesses.
          ---------------------

          (a) Conduct by Merkert and RMSI.  Prior to the Effective Time, unless
              ---------------------------
the other party has consented in writing thereto or unless otherwise specifically permitted by this Agreement and except for those matters set forth in Schedule 6.2 attached hereto, Merkert and RMSI:
   ------------

               (i) shall use their respective reasonable best efforts, and shall cause each of their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective executive officers and material employees, their customers and principals and others having business relations with Merkert or RMSI, as applicable;

               (ii) shall confer on a regular basis with one or more representatives of the other party to report on material operational matters and any proposals to engage in material transactions;

               (iii) shall promptly notify the other party of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

               (iv) shall promptly deliver to the other party true and correct copies of any report, statement or schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement and copies of all correspondence with the SEC relating thereto;

               (v) shall, and shall cause each of their respective subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted and refrain from changing or introducing any method of financial or tax accounting, management or operations except in the ordinary course of business and consistent with past practices, subject to clauses (vi)-(xix) below;

               (vi) shall not amend their respective certificate of incorporation or bylaws, and shall cause each of their respective subsidiaries not to amend their charter, bylaws, joint venture documents, partnership agreements or equivalent documents;

               (vii) shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or grant any stock appreciation rights, (C) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of their present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock appreciation right, stock benefit or stock purchase plan) or amend any of their benefit plans in any material respect, except for changes which are not more favorable to participants in such plans or are otherwise required to comply with applicable law;

               (viii) shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of their respective capital stock or capital stock of any or their respective subsidiaries, or make any commitment for any such action;

               (ix) shall not, and shall cause all of their respective subsidiaries not to, sell, lease or otherwise dispose of, or agree to the sale, lease or other disposition of any of their assets or properties which are material, individually or in the aggregate, or any of the capital stock of, or partnership or other interests owned by, Merkert, RMSI or any of their subsidiaries except in the ordinary course of business;

               (x) shall not, and shall not authorize or give any of their respective subsidiaries consent to, make any loans, advances or capital contributions to, or investments in, any other person other than loans and advances to employees relating to the incurrence of expenses in the ordinary course consistent with past practices;

               (xi) shall not, and shall not permit any of their respective subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RMSI included in the RMSI SEC Report or of Merkert included in the Merkert SEC Reports, as applicable, or incurred in the ordinary course of business consistent with past practice or entered into in accordance with this Agreement or the settlement of claims and litigation in the ordinary course of business;

               (xii) shall not, and shall cause all of their respective subsidiaries not to, enter into any commitment not provided for in their respective capital expenditure budgets which may result in total payments or liability by it in excess of $100,000 per year (provided, however, that nothing contained in this clause (xii) shall permit Merkert or RMSI, as applicable, or any of their respective subsidiaries to take any action prohibited by the other provisions of this Section 6.2), other than commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by this Agreement or, if and to the extent consistent with this Agreement, any Acquisition Proposal; and

               (xiii) shall not, and shall cause all of their respective subsidiaries not to, engage in any discussions relating to, make any proposal or offer relating to, or enter into any agreement with respect to, any acquisition or purchase by Merkert or RMSI, as applicable, or any of their respective subsidiaries of all or a significant portion of the assets of, or any capital stock or other equity interest in, any entity, or any merger, consolidation, business combination or similar transaction involving Merkert or RMSI, as applicable, or any of their respective subsidiaries, other than in connection with the pending transactions listed on Schedule 6.2(a)(xiii) contained in their respective Disclosure Letters;
        ---------------------

               (xiv) shall not, and shall cause all of their respective subsidiaries not to, make any purchase of any product, asset or property other than in the ordinary course of business, or mortgage, pledge, subject to a lien or otherwise encumber any of its properties or assets other than in the ordinary course of business, other than in connection with the pending transactions listed on Schedule 6.2(a)(xiii) contained in their
                                    ---------------------
     respective Disclosure Letters;

               (xv) shall not, and shall cause all of their respective subsidiaries not to, incur any contingent liability as a guarantor or otherwise with respect to the obligations of others, or incur any other indebtedness or contingent or fixed obligations or liabilities except in the ordinary course of business;

               (xvi) shall not, and shall cause all of their respective subsidiaries not to, make any change in the compensation payable or to become payable to any of their respective officers, employees, agents or independent contractors other than increases in the ordinary course of business consistent with past practices, provided that no compensation payable to any of Merkert's or RMSI's officers, employees, agents, or independent contractors shall be increased by more than 5% of the compensation received by such person for the calendar year ending December 31, 1998;

               (xvii) shall have, and shall cause all of their respective subsidiaries to have, in effect and maintain at all times all insurance of the kind and in the amount it currently carries or equivalent insurance with any substitute insurers approved in writing by the other party;

               (xviii) shall permit, and shall cause all of their respective subsidiaries to permit the other party and its authorized representatives to have full access to all its properties, assets, records, Tax Returns, contracts and documents and furnish to the other party or its authorized representatives such financial and other information with respect to its business or properties as the other party may from time to time reasonably request; and

               (xix) shall not, and shall cause all of their respective subsidiaries not to, make any material Tax elections, settle or compromise any Tax liability with any Taxing Authority or file any amended Tax Return or claim for refund.

     Any request for consent of Merkert under this Section 6.2 shall be directed to Gerald R. Leonard at the address set forth for Merkert in Section 9.2 hereof, with copies to Stuart M. Cable, P.C. at the address set forth for Goodwin, Procter & Hoar LLP set forth in Section 9.2 hereof. Any request for consent of RMSI under this Section 6.2 shall be directed to Ronald D. Pedersen at the address set forth for RMSI in Section 9.2 hereof, with copies to Eileen Nugent Simon, Esq. at the address set forth for Skadden, Arps, Slate, Meagher & Flom LLP set forth in Section 9.2 hereof.

      6.3 Meeting of Stockholders.  Promptly following execution of this
          -----------------------
Agreement, each of Merkert and RMSI will take all action necessary in accordance with applicable law and their respective charter and bylaws to convene a meeting of their respective stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Board of Directors of each of Merkert and RMSI has recommended that their respective stockholders approve this Agreement and the transactions contemplated hereby and each of Merkert and RMSI shall use their reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the Proxy Statement (as defined in Section 6.7 hereof) to Merkert's stockholders; provided, however, that nothing contained in this
                        --------  -------
Section 6.3 shall prohibit the Board of Directors of Merkert from changing such recommendation or using their reasonable best efforts to obtain such approval if the Board of Directors of Merkert has determined in good faith, after consultation with and in reliance upon the advice of Goodwin, Procter & Hoar LLP, or another nationally recognized firm selected by Merkert, that the failure to do so would be a violation of such Board of Directors' fiduciary duties to its stockholders under applicable law. It shall be a condition to the mailing of the Proxy Statement that (i) Merkert shall have received a "comfort" letter from Ernst & Young, L.L.P., independent public accountants for RMSI, dated as of a date within two business days before the date on which the Proxy Statement, with respect to the financial statements of RMSI included or incorporated in the Proxy Statement is first mailed to stockholders, in form and substance reasonably satisfactory to Merkert, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement; and (ii) RMSI shall have received a "comfort" letter from Arthur Andersen LLP, independent public accountants for Merkert, dated as of a date within two business days before the date on which the Proxy Statement, with respect to the financial statements of Merkert included or incorporated in the Proxy Statement is first mailed to stockholders, in form and substance reasonably satisfactory to RMSI, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

      6.4 Filings; Other Action.  Subject to the terms and conditions herein
          ---------------------
provided, RMSI and Merkert shall: (a) use all reasonable best efforts to cooperate with one another in (i)
determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby (the "Ancillary Agreements") and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the transactions contemplated hereby and by the Ancillary Agreements, including without limitation the required consents set forth on Schedule 7.3(g), in form and substance reasonably satisfactory to each
         ---------------
of RMSI and Merkert; and (c) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, and the other Ancillary Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement or the Ancillary Agreements, the proper officers and directors of Merkert and RMSI shall take all such necessary action. Merkert and RMSI shall cooperate with all reasonable requests of the other parties hereto and their counsel in connection with the consummation of the transactions contemplated hereby.

      6.5 Access to Information.
          ---------------------

          (a) Upon reasonable notice to the other, Merkert and RMSI shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, reasonable access, during normal business hours during the period from the date hereof to the Effective Time, to all its properties, books, contracts, commitments and records and permit such persons to make such inspections as they may reasonably require, and during such period, Merkert and RMSI shall (and cause their respective subsidiaries to) furnish promptly to the others all information concerning its business, properties, personnel and accountants as the others may reasonably request.

          (b) RMSI agrees that, unless and until the Closing has been consummated, RMSI and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Merkert with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information that (i) is or becomes generally available to the public as a result of disclosure by Merkert or its representatives, (ii) was available to RMSI on a non-confidential basis prior to its disclosure to RMSI by Merkert, (iii) becomes available to RMSI on a non-confidential basis from a source other than Merkert or its representatives provided that such source is not bound by a confidentiality Agreement with Merkert or its representatives or (iv) was developed by RMSI independently and without any use of information provided by or obtained from Merkert shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, RMSI will return to Merkert

(or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, Tax Returns, lists, memoranda, and other documents prepared by or made available to RMSI in connection with the transaction.

          (c) Merkert agrees that, unless and until the Closing has been consummated, Merkert and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from RMSI with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information that (i) is or becomes generally available to the public as a result of disclosure by RMSI or its representatives, (ii) was available to Merkert on a non-confidential basis prior to its disclosure to Merkert by RMSI, (iii) becomes available to Merkert on a non-confidential basis from a source other than RMSI or its representatives provided that such source is not bound by a confidentiality agreement with RMSI or its representatives or (iv) was developed by Merkert independently and without any use of information provided by or obtained from RMSI shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Merkert will return to RMSI (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, Tax Returns, lists, memoranda, and other documents prepared by or made available to Merkert in connection with the transaction.

      6.6 Publicity.  Merkert and RMSI shall consult with each other before
          ---------
issuing any press release or otherwise making any public statements with respect to this Agreement, the Ancillary Agreements, or any transaction contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without
                                    --------  -------
the prior consent of the other parties, issue such press release or make such public statement as may be required (i) in the opinion of counsel under any applicable law or regulation or pursuant to the rules of any exchange or the NASDAQ National Market or (ii) in response to any legal process, including, without limitation, any interrogatories, documents subpoena or civil investigative demand.

      6.7 Proxy Statement.  Merkert shall prepare and file with the SEC (with
          ---------------
appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a proxy statement and form of proxies (such proxy statement and form of proxy, together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meeting of Merkert and the vote of the stockholders of Merkert with respect to this Agreement (the "Merkert Stockholders Meeting"). Merkert and RMSI will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Merkert, on the one hand, and RMSI, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement. Merkert shall use its reasonable best efforts, and RMSI will cooperate with them, to have the Proxy Statement cleared with the SEC as promptly as practicable. Each of Merkert and RMSI, agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to Merkert's stockholders, in each case as and to the extent required by applicable federal and state securities laws and the DGCL. Each of Merkert and RMSI agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Merkert and RMSI will advise the other parties, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the Proxy Statement (ii) any responses thereto and (iii) notice of the time when the Proxy Statement has been cleared or any supplement or amendment has been filed, the issuance of any stop order.

      6.8 Listing Application.  Merkert and RMSI shall cooperate and promptly
          -------------------
prepare and submit to the Nasdaq National Market all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Merkert Common Stock issuable in the Merger or that will be reserved for issuance at the Effective Time to be listed for trading on the Nasdaq National Market. Each of Merkert and RMSI shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such Nasdaq National Market listing process. Each of Merkert and RMSI agree promptly to correct any information provided by it for use in the Nasdaq National Market listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Merkert and RMSI will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the Nasdaq National Market for amendment of any submitted materials or comments thereon and responses thereto or requests by the Nasdaq National Market for additional information.

      6.9 Further Action.  Each party hereto shall, subject to the fulfillment
          --------------
at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger and the transactions contemplated by this Agreement, and the Ancillary Agreements. In connection with the Closing, RMSI and each RMSI Subsidiary shall use its reasonable best efforts to deliver to Merkert such deeds, bills of sale, assignments, certificates, affidavits, indemnities and other agreements and documents as are reasonably required to effectuate consummation of the transactions described herein.

      6.10 Affiliates of RMSI.
           ------------------

          (a) RMSI shall use its reasonable best efforts to deliver or cause to be delivered to Merkert, prior to the Closing Date, from each of the RMSI Stockholders ("Affiliates"), an Affiliate Letter in the form attached hereto as

Exhibit D.  Merkert shall be entitled to place legends as specified in such
---------
affiliate letters on the certificates evidencing any shares to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the shares, consistent with the terms of such affiliate letters.

          (b) Merkert shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and shall take such further action as any Affiliate of RMSI may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

      6.11 Expenses.  All costs and expenses incurred in connection with this
           --------
Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a) the filing fees in connection with the filing of the Proxy Statement with the SEC, (b) the filing fee in connection with the listing of the shares of Merkert Common Stock issuable in the Merger and issuable upon exercise of the Rollover Options and the New Options on the Nasdaq National Market, if any, (c) the expenses incurred for printing the Proxy Statement, and (d) the filing fee in connection with the filing(s), if any, under the HSR Act, shall be shared equally by RMSI, on the one hand, and Merkert, on the other hand. All costs and expenses for professional services rendered in connection with the transactions contemplated by this Agreement and the Ancillary Agreements including, but not limited to, investment banking and legal services ("Professional Expenses"), will be paid by each party incurring such costs and expenses. Notwithstanding anything in this Agreement to the contrary, in the event that the Merger is consummated, all costs and expenses incurred by Merkert, RMSI and the RMSI Stockholders in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, any and all Professional Expenses) shall be paid by the Surviving Corporation; provided, however, that the Surviving Corporation shall not be obligated to pay
--------  -------
any expenses incurred by Mr. Pedersen, Mr. Butler, Mr. Guffey or Mr. Watt in an amount not to exceed $10,000 in the aggregate.

      6.12 Notice of Default.
           -----------------

          (a) Promptly upon the occurrence of, or promptly upon RMSI becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the RMSI prior to the date hereof, of any of the representations, warranties or covenants of RMSI contained in or referred to in this Agreement, the RMSI

Disclosure Letter or in any Exhibit referred to in this Agreement, RMSI shall give detailed written notice thereof to Merkert and RMSI shall use its best efforts to prevent or promptly remedy the same.

          (b) Promptly upon the occurrence of, or promptly upon Merkert becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Merkert prior to the date hereof, of any of the representations, warranties or covenants of Merkert contained in or referred to in this Agreement, the Merkert Disclosure Letter or in any Exhibit referred to in this Agreement, Merkert give detailed written notice thereof to RMSI and Merkert shall use its best efforts to prevent or promptly remedy the same.

      6.13 Filings Under Hart-Scott-Rodino Act.  As soon as practicable, each of
           -----------------------------------
Merkert and RMSI shall, if required, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust
 ---                                                                 ---------
Division") a premerger notification form and any supplemental information (other
--------
than privileged information) which may be requested in connection therewith pursuant to the Hart-Scott-Rodino Act, which filings and supplemental information will comply in all material respects with the requirements of the Hart-Scott-Rodino Act. Each of Merkert and RMSI shall cooperate fully with the other in connection with the preparation of any such filings and shall use their respective best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the Hart-Scott-Rodino Act shall be borne and paid by one half by Merkert and one half by RMSI.

      6.14 Tax-Free Treatment.  Neither Merkert nor RMSI nor any of the Merkert
           ------------------
Subsidiaries nor any of the RMSI Subsidiaries shall take or cause to be taken any action, whether before or after Closing, which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

      6.15 Nonsolicitation.  Prior to the Effective Time and, in the event that
           ---------------
this Agreement is terminated for any reason, for a period of one (1) year following the Effective Time, neither Merkert nor RMSI nor any of the Merkert Subsidiaries nor any of the RMSI Subsidiaries shall directly, or indirectly, solicit for employment or hire any employee of the other party, or any of their respective subsidiaries, with whom such party has had contact or who became known to such party in connection with the Merger; provided, however, that the
                                                   --------  -------
foregoing provision shall not prohibit (i) the employment of an employee who contacts the hiring party of his or her own initiative and without any direct or indirect solicitation by such hiring party or (ii) general advertisement in newspapers or other periodicals in the ordinary course of business.

      6.16 Financing.
           ---------

          (a) RMSI and Merkert agree to use commercially reasonable efforts to refinance their existing senior debt and credit facilities with Chase Manhattan Bank and First Union National Bank, respectively (the "Senior Debt"), to the extent required, on terms which are commercially reasonable based upon the business, operations and financial condition of RMSI and Merkert (including any potential Tax liability of RMSI or the Surviving Corporation incurred in connection with the consummation of the Merger (the "Relevant Factors")) at the time, as determined independently by Merkert and RMSI in their respective good faith judgment.

          (b) Merkert agrees to use commercially reasonable efforts to assume RMSI's 10 1/8% Senior Subordinated Notes due 2007 (the "RMSI Notes") and RMSI and Merkert will if necessary, use commercially reasonable efforts to obtain any consents or waivers required to permit the assumption of the RMSI Notes by Merkert; provided, however, that if Merkert and RMSI mutually agree to
         --------  -------
repurchase and refinance the RMSI Notes, Merkert and RMSI shall use commercially reasonable efforts to consummate such repurchase and refinancing on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment.

          (c) Merkert agrees to use commercially reasonable efforts to assist RMSI in completing the exchange offer relating to, and registration of, the RMSI Notes, including assisting RMSI in the preparation of pro forma financial statements and providing RMSI with any other information reasonably required to complete the exchange offer and the registration of the RMSI Notes.

      6.17 RMSI Employees.  Each employee of RMSI who was an employee of RMSI
           --------------
immediately prior to the Closing shall (i) be entitled to participate in the Merkert Employee Programs (or any similar or successor program) to the same extent as similarly situated employees of Merkert, (ii) shall receive credit for such employee's past service with RMSI as of the Closing for all purposes under such plans and programs, (iii) to the extent permitted under the terms of such plans and programs, not to be subject to any waiting periods or limitations on benefits for pre-existing conditions and shall be given credit for amounts paid under corresponding plans during the appropriate period prior to the Closing and
(iv) shall be given credit for all accrued but unused vacation time credited to such employee as of the Closing. Notwithstanding the foregoing, nothing contained in this Section 6.19 shall confer any rights, remedies, obligations or liabilities upon any party other than the parties hereto.

      6.18 Exchange Offer Registration Statement.  RMSI shall use reasonable
           -------------------------------------
best efforts to take all actions necessary, including without limitation, preparing and filing any additional amendments to its Registration Statement on Form S-4 initially filed on March 10, 1999 (the "RMSI Registration Statement") relating to the RMSI Notes, to have the RMSI Registration Statement declared effective with the SEC under the Securities Act and to consummate the exchange offer contemplated therein as promptly as practicable thereafter and prior to the

Effective Time. RMSI will cause the RMSI Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of Merkert, on the one hand, and RMSI, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the RMSI Registration Statement. RMSI shall use its reasonable best efforts, and Merkert will cooperate with them, to have the RMSI Registration Statement declared effective by the SEC as promptly as practicable but in any event prior to the Effective Time. Each of Merkert and RMSI agrees promptly to correct any information provided by it for use in the RMSI Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the RMSI Registration Statement and to cause the RMSI Registration Statement as so amended or supplemented to be filed with the SEC and to be disseminated to the holders of the RMSI Notes. Each of Merkert and RMSI agrees that the information provided by it in writing for inclusion in the RMSI Registration Statement and each amendment or supplement thereto, at the time of mailing thereof, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Merkert and RMSI will advise the other party, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the RMSI Registration Statement, (ii) any responses thereto and (iii) notice of the time when the RMSI Registration Statement has been declared effective or any supplement or amendment has been filed, the issuance of any stop order.

      6.19 Option Registration Statement.  Merkert shall prepare and file with
           -----------------------------
the SEC under the Securities Act the Option Registration Statement relating to the registration of shares of Merkert Common Stock issuable upon the exercise of the Rollover Options, the New Options and the Director Options. Merkert and RMSI will cause the Option Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Merkert shall use its reasonable best efforts to have the Option Registration Statement declared effective as promptly as practicable following the Effective Time.

      6.20 Ancillary Agreements.  The parties shall use their reasonable best
           --------------------
efforts (i) to enter into a voting agreement in the form attached hereto as Exhibit D (the "Post-Merger Voting Agreement") by and among each of the RMSI
---------
Stockholders, Monroe & Company, LLC, and JLM Management Company, LLC, (ii) to obtain an executed SMART Cancellation Consent from each holder of SMARTs and the agreements representing such holder's SMARTs, (iii) enter into an advisory agreement in the form attached hereto as Exhibit F (the "Joint Advisory Agreement") by and among Merkert, Monroe & Company, LLC and Richmont Capital Partners I, L.P. and (iv) to enter into the Registration Rights Agreement (as defined in Section 7.2(e)).

      6.21 Spousal Consent.  RMSI, Mr. Butler and Mr. Guffey  shall use their
           ---------------
respective best efforts to obtain, no later than seventy-two hours following the date hereof, a consent in substantially the form attached hereto as Exhibit F
                                                                    ---------
from the spouses of each of Mr. Butler and Mr. Guffey.


ARTICLE 7. CONDITIONS

      7.1 Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

          (a) Stockholder Approvals.  This Agreement and the Merger shall have
              ---------------------
been approved and adopted by the requisite vote of the stockholders of RMSI and this Agreement, the Merger and the Board Amendment shall have been approved and adopted by the requisite vote of the stockholders of Merkert.

          (b) Hart-Scott-Rodino.  All required filings under the Hart-Scott-
              -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (c) Listing.  Merkert shall have obtained the approval for the listing
              -------
of the shares issuable in the Merger on the Nasdaq National Market, subject to official notice of issuance.

          (d) Refinancing. (a) The Senior Debt shall have been refinanced to the
              -----------
extent required on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment, (b) (i) Merkert shall have assumed the RMSI Notes, (ii) Merkert and RMSI shall have obtained any consents or waivers required for Merkert to assume the RMSI Notes on commercially reasonable terms as determined independently by both RMSI and Merkert in their respective good faith judgment and Merkert shall have assumed the RMSI Notes, or (iii) the RMSI Notes shall have been repurchased and refinanced on terms which are commercially reasonable based upon the Relevant Factors at the time, as determined independently by Merkert and RMSI in their respective good faith judgment ((a) and (b) together, the "Financing"), and (c) after giving effect to the Merger and the Financing, RMSI and Merkert, on a consolidated pro forma basis, shall have available funds to pay all expenses relating to the consummation of the Merger.

          (e) Ancillary Agreements.  The Post-Merger Voting Agreement and the
              --------------------
Joint Advisory Agreement shall have been entered into by the parties thereto.

          (f) No Injunction.  No United States federal or state court of
              -------------
competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger.

      7.2 Conditions to Obligations of RMSI to Effect the Merger.  The
          ------------------------------------------------------
obligation of RMSI to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by RMSI:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of Merkert contained in this Agreement qualified as to materiality or Merkert Material Adverse Effect shall be true and correct in all respects and the representations and warranties of Merkert contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and RMSI shall have received a certificate, dated the Closing Date, signed on behalf of Merkert by the President of Merkert to the foregoing effect; provided, however, that (A)
                                              --------  -------
representations and warranties expressly made as of an earlier date need only be true and correct in all material respects as of such earlier date, (B) no decrease in the reported price of Merkert Common Stock, and no loss of any customers or principals shall be taken into account when determining the truth or accuracy of any representation or warranty, except to the extent that the loss of such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

          (b) Performance of Obligations.  Merkert shall have performed or
              --------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Merkert at or prior to the Closing.

          (c) Certificate from Officers.  Merkert shall have delivered to RMSI a
              -------------------------
certificate of its respective President or Chief Financial Officer dated the Closing Date to the effect that the statements set forth in paragraphs (a) and
(b) above with respect to Merkert in this Section 7.2 are true and correct.

          (d) Opinion of Counsel. RMSI shall have received the opinion of
              ------------------
Skadden, Arps, Slate, Meagher & Flom LLP, or another nationally recognized law firm selected by RMSI, subject to customary conditions and qualifications (including reliance, in part, on a certificate from an authorized officer of each of Merkert and RMSI (collectively, the "Tax Certificates") to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

          (e) Registration Rights.  Merkert and the RMSI Stockholders and shall
              -------------------
have entered into a registration rights agreement in the form attached hereto as

Exhibit I-1 (the "Registration Rights Agreement").
-----------

          (f) Consents.  Merkert shall have obtained the consents set forth on
              --------
Schedule 7.2(g) hereto in a form satisfactory to RMSI.

          (g) Option Approval.   Merkert shall have obtained the Merkert Option
              ---------------
Approval from the stockholders of Merkert to the extent necessary.

      7.3 Conditions to Obligation of Merkert to Effect the Merger.  The
          --------------------------------------------------------
obligations of Merkert to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Merkert:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of RMSI contained in this Agreement qualified as to materiality or RMSI Material Adverse Effect and in Section 3.22 shall be true and correct in all respects and the representations and warranties of RMSI contained in this Agreement that are not so qualified (except for the representations in Section 3.22) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Merkert shall have received a certificate, dated the Closing Date, signed on behalf of RMSI by the President of RMSI to the foregoing effect; provided, however, that (A) representations and warranties expressly
        --------  -------
made as of an earlier date need only be true and correct in all material respects as of such earlier date, and (B) the loss of any customer or principal shall not be taken into account when determining the truth or accuracy of any representation or warranty, except to the extent that the loss of such customers or principals, individually or in the aggregate, constitute a Material Customer Loss.

          (b) Performance of Obligations.  RMSI shall have performed or complied
              --------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by RMSI, at or prior to the Closing.

          (c) Certificate from Officers.  RMSI shall have delivered to Merkert a
              -------------------------
certificate of the Chairman of the Board, the President or the Chief Financial Officer of RMSI dated the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above in this Section 7.3 are true and correct.

          (d) Opinion of Counsel. Merkert shall have received the opinion of
              ------------------
Goodwin, Procter & Hoar LLP, or another nationally recognized law firm selected by Merkert, subject to customary conditions and qualifications (including reliance, in part, on the Tax Certificates (as defined in Section 7.2(d) to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code), which opinion shall not have been withdrawn or modified in any material respect.

          (e) Consents.  RMSI shall have obtained the consents set forth on
              --------
Schedule 7.3(g) hereto in a form satisfactory to Merkert.
---------------

          (f) Registration Rights Agreement.  Merkert and certain stockholders
              -----------------------------
of Merkert attached hereto as Exhibit I-2.
                              -----------

ARTICLE 8. TERMINATION; AMENDMENT; WAIVER

      8.1 Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of RMSI and Merkert:

          (a) by mutual written consent of Merkert and RMSI;

          (b) by Merkert or RMSI, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

          (c) by RMSI, if Merkert has failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by RMSI;

          (d) by Merkert, if RMSI shall have failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by Merkert;

          (e) (i) by RMSI, if the Board of Directors of Merkert or the Special Committee withdraws or modifies in a manner adverse to RMSI its approval or recommendation of the Merger, or (ii) by Merkert or RMSI, if the Board of Directors of Merkert, or any independent or special committee of the Board of Directors of Merkert formed for the purpose of evaluating a Superior Proposal, recommends a Superior Proposal as provided in Section 6.1(e);

          (f) by either Merkert or RMSI, if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Merkert upon the holding of a duly convened stockholder meeting; or

          (g) by either Merkert or RMSI, if the Merger shall not have been consummated on or before December 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time).

      8.2 Effect of Termination.
          ---------------------

          (a) In the event of termination of this Agreement by either RMSI or Merkert as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of RMSI or Merkert, other than the provisions of Sections 6.5(b), 6.5(c), 6.6, 6.11, 6.15, 8.2, 8.3 and 9.4 and the last sentence of Section 9.3. Nothing contained in this
Section 8.2 shall relieve any party for any willful breach of the representations, warranties, covenants or agreements set forth in this Agreement or any RMSI Voting Agreement or Merkert Voting Agreement.

          (b) If Merkert or RMSI terminates this Agreement pursuant to Section 8.1(e), then Merkert shall pay to RMSI an amount in cash equal to $2,500,000 plus out-of-pocket costs and expenses, in connection with this Agreement and the transactions contemplated hereby, including without limitation Professional Expenses (the "Termination Amount"). Payment of such Termination Amount shall be RMSI's exclusive remedy relating to such termination and, upon Merkert's payment of such amount, RMSI shall have no right to any further damages.

          (c) If at any time prior to or within one year after termination of this Agreement pursuant to Section 8.1(f), Merkert enters into an agreement relating to a Post-Termination Acquisition Proposal (as hereinafter defined) with a person other than RMSI or Merkert's Board of Directors recommends or resolves to recommend to Merkert's stockholders approval or acceptance of a Post-Termination Acquisition Proposal with a person other than RMSI, then, upon the entry into such agreement or the making of such recommendation or resolution, Merkert shall pay to RMSI the Termination Amount which amount shall be reduced by any monies previously paid by Merkert to RMSI pursuant to this
Section 8.2. Payment of such Termination Amount shall be RMSI's exclusive remedy relating to such termination and, upon Merkert's payment of such amount, RMSI shall have no right to any further damages. For purposes of this Agreement, "Post-Termination Acquisition Proposal" shall mean, with respect to any person, any Acquisition Proposal made after the termination of this Agreement.

          (d) At any time prior to or within one year after termination of this Agreement, Merkert shall not enter into any agreement relating to a Post-Termination Acquisition Proposal with a Person other than RMSI unless such agreement provides that such Person shall, upon the execution of such agreement, pay any Termination Amount otherwise due RMSI under this Section 8.2.

      8.3 Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of

Section 9.5, waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that if either party waives in writing any inaccuracies in the representations or warranties contained in this Agreement or any breaches thereof, or the sole remedy of such party (the "Determining Party") shall be to consummate the Merger; provided, further, that whether or not the Merger is consummated, the Determining Party may not seek any damages or other payments from the other party hereto arising out of or relating to any such inaccuracies or breaches. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


ARTICLE 9. GENERAL PROVISIONS

      9.1 Nonsurvival of Representations, Warranties and Agreements.  All
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 2, and
            --------  -------
Sections 6.5, 6.9, 6.11, 6.17, 6.19, 8.3 and this Article 9 shall survive the Merger.

      9.2 Notices.  Any notice required to be given hereunder shall be in
          -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to Merkert:
     -------------

          Merkert American Corporation
          490 Turnpike Street
          Canton, MA  02021
          Attn:  Gerald R. Leonard

        With copies to:

           Goodwin, Procter & Hoar  LLP
           Exchange Place
           Boston, MA  02109
           Attn:  Stuart M. Cable, P.C.

     If to RMSI:
     ----------

           Richmont Marketing Specialists Inc.
           17855 North Dallas Parkway
           Dallas, Texas  75287
           Attn: Nancy Jagielski, Esq.

        With copies to:

           Richmont Capital Partners I, L.P.
           17855 North Dallas Parkway
           Dallas, Texas  75287
           Attn: Nick G. Bouras

                and:

           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue, 46th Floor
           New York, New York  10022
           Attn:  Eileen Nugent Simon, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

      9.3 Assignment; Binding Effect; Benefit.  Neither this Agreement nor any
          -----------------------------------
of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 2 and Sections 6.9 and 6.11, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.4 Entire Agreement.  This Agreement (including all exhibits and
          ----------------
schedules hereto), the Ancillary Agreements, the RMSI Disclosure Letter and the Merkert Disclosure Letter and any documents expressly identified in this Agreement as having been delivered by the parties in connection herewith including, without limitation, the Merkert SEC Report and the RMSI SEC Report, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreement shall remain in effect and shall be binding upon the parties hereto and thereto in accordance with their respective terms; provided, however, to the extent, any of the terms of the Confidentiality Agreement are inconsistent with this Agreement or any of the Ancillary Agreements, this Agreement and such Ancillary Agreements shall be controlling. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      9.5 Amendment.  This Agreement may be amended by the parties hereto, by
          ---------
action taken by their respective boards of directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Merkert and the stockholders of RMSI, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.6 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. RMSI and Merkert hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

      9.7 Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      9.8 Headings.  Headings of the Articles and Sections of this Agreement are
          --------
for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      9.9 Interpretation.  In this Agreement, unless the context otherwise
          --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

      9.10 Waivers.  Except as provided in this Agreement, no action taken
           -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      9.11 Incorporation.  The RMSI Disclosure Letter, the Merkert Disclosure
           -------------
Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      9.12 Severability.  Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.13 Enforcement of Agreement.  The parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

      9.14 Certain Definitions.
           -------------------

          (a) As used in this Agreement, the term "Merkert Subsidiary" or "Merkert Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

          (b) As used in this Agreement, the term "RMSI Subsidiary" or "RMSI Subsidiaries" means when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

          (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

          (d) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          (e) As used in this Agreement, the phrase "transactions contemplated by this Agreement" shall include without limitation, each act and transaction to be performed or completed under this Agreement or any of the Ancillary Agreements by any party hereto or thereto.

                  [remainder of page intentionally left blank]

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                              MERKERT AMERICAN CORPORATION



                              By: /s/ Gerald R. Leonard
                                  ----------------------------------
                                  Name: Gerald R. Leonard
                                  Title: President & Chief Executive Officer



                              RICHMONT MARKETING SPECIALISTS INC.



                              By: /s/ Ronald D. Pedersen
                                  --------------------------------------------
                                  Name:  Ronald D. Pedersen
                                  Title:  President and Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]


                              RMSI  STOCKHOLDERS:

                              MS ACQUISITION LIMITED

                              By: MS Acquisition Corporation, its
                                  General Partner



                              By: /s/ Nick Bouras
                                  ------------------------------------------
                                  Name: Nick Bouras
                                  Title: Vice President



                              /s/ Ronald D. Pedersen
                              ----------------------------------
                              Ronald D. Pedersen


                              /s/ Bruce A. Butler
                              ----------------------------------
                              Bruce A. Butler


                              /s/ Gary R. Guffey
                              ----------------------------------
                              Gary R. Guffey


                              /s/ Jeffrey A. Watt
                              ----------------------------------
                              Jeffrey A. Watt

                                   EXHIBIT A
                                   ---------

                            CERTIFICATE OF MERGER OF
                      RICHMONT MARKETING SPECIALISTS INC.
                                      INTO
                          MERKERT AMERICAN CORPORATION

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

     NAME                                  STATE OF INCORPORATION
     ----                                  ----------------------

     Richmont Marketing Specialists Inc.           Delaware
     Merkert American Corporation                  Delaware

     SECOND:   That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     THIRD:    That Merkert American Corporation shall be the surviving
corporation. The Certificate of Incorporation of Merkert American Corporation shall be amended in the merger to change the name of the corporation to Marketing Specialists Corporation.

     FOURTH:   That the Certificate of Incorporation of Merkert American
Corporation, with the amendments set forth in Exhibit A attached hereto, shall
                                              ---------
constitute the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 490 Turnpike Street, Canton, MA 02021.

     SIXTH:    That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


Dated: _________ __, 1999

                                         MERKERT AMERICAN CORPORATION,
                                         a Delaware Corporation


                                         ___________________________________
                                         By:
                                         Its:

                       EXHIBIT A TO CERTIFICATE OF MERGER


1. Article I of the Certificate is hereby deleted in its entirety and replaced with the following:

                                      NAME
                                      ----

          The name of the Corporation is Marketing Specialists Corporation.

2. Section 3 of Article VI of the Certificate is hereby deleted in its entirety and replaced with the following:

     Section 3.  Terms of Directors.
     ------------------------------

     The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, as provided in this Article VI.3. The initial Class I Directors shall be Ronald D. Pedersen, Timothy M. Byrd and James A. Schlindwein. The initial Class II Directors shall be Nick G. Bouras, Gerald R. Leonard and
Edward P. Grace III.    The initial Class III Directors shall be John P. Rochon,
James L. Monroe and ______________. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 1999 fiscal year, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 2000 fiscal year and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 2001 fiscal year. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting (other than Directors elected by any series of Undesignated Preferred Stock) shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
The Directors elected to each class (other than Directors elected by any series of Undesignated Preferred Stock) shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Second Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 3.

     During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                                  EXHIBIT B-1
                                  -----------

                                    Form of
                                    -------

                     VOTING AGREEMENT FOR RMSI STOCKHOLDERS
                     --------------------------------------


     VOTING AGREEMENT dated as of April __, 1999 (the "Agreement") between Merkert American Corporation, a Delaware corporation ("Merkert") each of MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt (collectively, the "Holders").

     Richmont Marketing Specialists Inc., a Delaware corporation (the "Company"), Merkert and the Holders, propose to enter into an Agreement and Plan of Merger dated as of April ___, 1999 (the "Merger Agreement"), pursuant to which the Company would be merged with and into Merkert (the "Merger"), and each outstanding share of capital stock of the Company would be converted into shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock");

     As a condition of its entering into the Merger Agreement, Merkert has requested the Holders to agree, and the Holders have agreed, to enter into this Agreement; and

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Representations and Warranties of the Holders.  Each Holder represents
          ---------------------------------------------
and warrants to Merkert as follows:

          (a) Ownership of Securities. The Holder is the record and (except, in the case of Mr. Butler and Mr. Guffey, for any interest of the spouses of such Holders arising under applicable community property laws) beneficial owner of the number of shares of Company Capital Stock set forth on the signature page to this Agreement (the "Existing Securities," and, together with any shares of Company Capital Stock or other securities of the Company hereafter acquired by the Holder, the "Subject Securities"). Other than as disclosed in the RMSI Disclosure Letter (as such term is defined in the Merger Agreement), the Holder does not own any capital stock or other securities of the Company (including any options, warrants, rights, commitments, preemptive right or agreements of any kind for the issuance or sale of, or outstanding securities convertible into any shares of capital stock, of any class, of the Company, or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the Company Capital Stock) on the date of this Agreement other than the Existing Securities. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities. On the date of the special meeting of stockholders of the Company or, if applicable, on the effective date of the written consent in lieu of a meeting, at which or pursuant to which the Merger and the Merger Agreement are to be considered, will have sole voting power and sole power to issue instructions with respect to the voting of all of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities.

          (b) Power; Binding Agreement. The Holder has full power and authority to enter into and perform all of the Holder's obligations under this Agreement. If Holder is an entity, the execution by Holder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of Holder and no other action on the part of Holder is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Holder nor the consummation by the Holder of the transactions contemplated hereby nor compliance by the Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of the Company applicable to the Holder or, if applicable, any organizational documents of the Holder (including without limitation any charter documents or partnership agreement), result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Holder is a party or by which the Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Holder or any of the Holder's properties or assets. The Holder expressly waives any rights or conflicts under the Stockholders Agreement by and among the Holders and Marketing Specialists Sales Corporation dated as of October 7, 1997 which may arise by the execution of this Agreement by the Holder or any other stockholder of the Company and hereby acknowledges and consents in all respects to the execution of this Agreement by all such stockholders.

          (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by the Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder and that certain Amended and Restated Warrant Agreement among William B. Robinson and certain stockholders of the Company.

     2.   Agreement to Vote Shares.  At every meeting of the stockholders of the
          ------------------------
Company called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder agrees that it shall vote all of the Subject Securities that it owns beneficially and of record on the record date of any such vote: (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries (it being understood that the nomination and/or election of the Independent Director (as defined in the Merger Agreement) to the Board of Directors of the Company prior to the consummation of the Merger will not violate this clause); (3) (a) any change in the majority of the board of directors of the Company or any of its subsidiaries; (b) any material change in the present capitalization of the Company or any of its subsidiaries or any amendment of the Certificate of Incorporation or similar governing document of the Company or any of its subsidiaries; (c) any other material change in the corporate structure or business of the Company or any of its subsidiaries; or (d) any other action, which, in the case of each of the matters referred to in clauses (a), (b), (c) or (d) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Merkert of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

     3.   IRREVOCABLE PROXY.  EACH OF THE HOLDERS HEREBY GRANTS TO, AND APPOINTS
          -----------------
MERKERT AND THE CHIEF EXECUTIVE OFFICER OF MERKERT AND THE CHIEF FINANCIAL OFFICER OF MERKERT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERKERT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF MERKERT, AND ANY OTHER DESIGNEE OF MERKERT, EACH OF THEM INDIVIDUALLY, THE HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH
SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

     4.   Representations and Warranties of Merkert.
          -----------------------------------------

          (a) Power; Binding Agreement. Merkert has full corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution by Merkert of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Merkert and no other action on the part of Merkert is required in connection therewith. This Agreement has been duly and validly executed and delivered by Merkert and constitutes a valid and binding agreement of Merkert, enforceable against Merkert in accordance with its terms.

          (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Merkert and the consummation by Merkert of the transactions contemplated hereby and neither the execution and delivery of this Agreement by Merkert nor the consummation by Merkert of the transactions contemplated hereby nor compliance by Merkert with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to Merkert or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Merkert is a party or by which Merkert's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Merkert or any of Merkert's properties or assets.

     5.   Covenants of the Holder.  Each of the Holders hereby agree and
          -----------------------
covenant that:

           (a) Restriction on Transfer, Proxies and Noninterference. The Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities; (ii) except as contemplated by this Agreement and the Merger Agreement, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing, restricting or disabling such Holder from performing its obligations under this Agreement.

          (b) Waiver of Appraisal Rights. Each of the Holders hereby irrevocably waives any appraisal rights that he, she, or it may have, including, without limitation, under Section 262 of the DGCL, as amended, with respect to the Merger or any of the transactions contemplated in the Merger Agreement.

     6.   Assignment; Benefits.  The rights (but not the obligations) of Merkert
          --------------------
hereunder may be assigned, in whole or in part, to any direct wholly-owned subsidiary of Merkert, to the extent and for so long as it remains a direct wholly-owned subsidiary of Merkert. Other than as permitted in the preceding sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, Merkert and their respective successors and permitted assigns.

     7.   Notices.  Any notice required to be given hereunder shall be in
          -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the address of such party set forth on the signature pages hereto or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     8.   Specific Performance.  The parties hereto agree that irreparable harm
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.   Amendment. This Agreement may not be amended or modified, except by an
          ---------
instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

     10.  Governing Law; Jurisdiction and Venue.  This Agreement shall be
          -------------------------------------
governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding related thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     11.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     12.  Defined Terms.  Terms used herein but not otherwise defined shall have
          -------------
the meanings set forth in the Merger Agreement.

     13.  Termination. This Agreement shall terminate upon the earlier of (i)
          -----------
the consummation of the Merger or (ii) the termination of the Merger Agreement pursuant to its terms. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall
                               --------  -------
relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict,
               ----------------
impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.


               [Remainder of this Page Intentionally Left Blank]

                       [VOTING AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.

                         MERKERT AMERICAN CORPORATION


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------




                                     STOCKHOLDERS:

                                     MS ACQUISITION LIMITED

                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                         Existing Securities:
                                         -------------------

                                         Class:
                                                ---------------------------
                                         Number of Shares:
                                                           ----------------

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]



                                         ----------------------------------
                                         Ronald D. Pedersen

                                         Existing Securities:
                                         -------------------

                                         Class:
                                                ---------------------------
                                         Number of Shares:
                                                           ----------------

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------






                                         ----------------------------------
                                         Bruce A. Butler

                                         Existing Securities:
                                         -------------------

                                         Class:
                                                ---------------------------
                                         Number of Shares:
                                                           ----------------

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------






                                         ----------------------------------
                                         Gary R. Guffey

                                         Existing Securities:
                                         -------------------

                                         Class:
                                                ---------------------------
                                         Number of Shares:
                                                           ----------------

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]





                                         ----------------------------------
                                         Jeffrey A. Watt

                                         Existing Securities:
                                         -------------------

                                         Class:
                                                ---------------------------
                                         Number of Shares:
                                                           ----------------

                                         Address:
                                         -------

                                         ----------------------------------
                                         ----------------------------------
                                         ----------------------------------

                                  EXHIBIT B-2
                                  -----------

                                    Form of
                                    -------

               VOTING AGREEMENT FOR CERTAIN MERKERT STOCKHOLDERS
               -------------------------------------------------


     VOTING AGREEMENT dated as of April __, 1999 (the "Agreement") between Richmont Marketing Specialists Inc., a Delaware corporation (the "Company"), and Monroe & Company II, LLC, Joseph T. Casey, Glenn F. Gillam, Douglas H. Holstein, Gerald R. Leonard, Sidney D. Rogers, Jr. and Thomas R. Studer (collectively the "Holders").

     The Company, Merkert American Corporation, a Delaware corporation ("Merkert"), and MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt propose to enter into an Agreement and Plan of Merger dated as of April ___, 1999 (the "Merger Agreement"), pursuant to which the Company would be merged (the "Merger") with and into Merkert, and each outstanding share of capital stock of the Company would be converted into shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock");

     As a condition of its entering into the Merger Agreement, the Company has requested the Holders to agree, and the Holders have agreed, to enter into this Agreement; and

     Prior to the date hereof, the Company and the Holders had no agreement, arrangement or understanding (as defined in Section 203 of the Delaware General Corporation Law (the "DGCL")) for the purpose of acquiring, holding, voting or disposing of shares of capital stock, of any class or series, of Merkert ("Merkert Capital Stock").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Representations and Warranties of the Holders.  Each Holder represents
          ---------------------------------------------
and warrants to Merkert as follows:

          (a) Ownership of Securities. The Holder is the record and beneficial owner of the number of shares of Merkert Capital Stock set forth on the signature page to this Agreement (the "Existing Securities," and, together with any shares of Merkert Capital Stock or other securities of Merkert hereafter acquired by the Holder, the "Subject Securities"). Other than as disclosed in the RMSI Disclosure Letter (as such term is defined in the Merger Agreement), the Holder does not own any capital stock or other securities of Merkert (including any options, warrants, rights, commitments, preemptive right or agreements of any kind for the issuance or sale of, or outstanding securities convertible into any shares of capital stock, of any class, of Merkert, or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the Merkert Capital Stock) on the date of this Agreement other than the Existing Securities. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities. On the date of the meeting of stockholders of Merkert or, if applicable, on the effective date of the written consent in lieu of a meeting, at which or pursuant to which the Merger and the Merger Agreement are to be considered, will have sole voting power and sole power to issue instructions with respect to the voting of all of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities.

          (b) Power; Binding Agreement. The Holder has full power and authority to enter into and perform all of the Holder's obligations under this Agreement. If Holder is an entity, the execution by Holder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of Holder and no other action on the part of Holder is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Holder nor the consummation by the Holder of the transactions contemplated hereby nor compliance by the Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of Merkert applicable to the Holder or, if applicable, any organizational documents of the Holder (including without limitation any charter documents or partnership agreement), result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Holder is a party or by which the Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Holder or any of the Holder's properties or assets.

          (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by the Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.


     2.   Agreement to Vote Shares.  At every meeting of the stockholders of
          ------------------------
Merkert called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of Merkert with respect to any of the following, each Holder agrees that it shall vote all of the Subject Securities that it owns beneficially and of record on the record date of any such vote: (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Merkert or any of its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of Merkert or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Merkert or any of its subsidiaries; (3) (a) any change in the majority of the board of directors of Merkert or any of its subsidiaries; (b) any material change in the present capitalization of Merkert or any of its subsidiaries or any amendment of the Certificate of Incorporation or similar governing document of Merkert or any of its subsidiaries; (c) any other material change in the corporate structure or business of Merkert or any of its subsidiaries; or (d) any other action, which, in the case of each of the matters referred to in clauses (a), (b), (c) or (d) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to the Company of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

     3.   IRREVOCABLE PROXY.  EACH OF THE HOLDERS HEREBY GRANTS TO, AND APPOINTS
          -----------------
THE COMPANY AND THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AND THE CHIEF FINANCIAL OFFICER OF THE COMPANY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF MERKERT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF THE COMPANY, AND ANY OTHER DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, THE HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

     4.   Representations and Warranties of the Company.
          ---------------------------------------------

          (a) Power; Binding Agreement. The Company has full corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and no other action on the part of the Company is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to the Company or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Company or any of the Company's properties or assets.

     5.   Covenants of the Holder.  Each of the Holders hereby agree and
          -----------------------
covenant that:

          (a) Restriction on Transfer, Proxies and Noninterference. The Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities, except that Monroe & Company II, LLC may distribute its Subject Securities to its members so long as such distributees agree to be bound by the terms of this Agreement; (ii) except as contemplated by this Agreement and the Merger Agreement, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing, restricting or disabling such Holder from performing its obligations under this Agreement.

     6.   Assignment; Benefits.  Other than as permitted in the preceding
          --------------------
sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, the Company and their respective successors and permitted assigns. Any distributee of Subject Securities in accordance with Section 5(a)(i) hereof shall be deemed to be a "Holder" for purposes of this Agreement.

     7.   Notices.  Any notice required to be given hereunder shall be in
          -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and to the address of such party set forth on the signature pages hereto or to such other address as any party shall specify by written notice shall be deemed to have been delivered as of the date so delivered.

     8.   Specific Performance.  The parties hereto agree that irreparable harm
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.   Amendment. This Agreement may not be amended or modified, except by an
          ---------
instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

     10.  Governing Law; Jurisdiction and Venue.  This Agreement shall be
          -------------------------------------
governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding related thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     11.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     12.  Defined Terms.  Terms used herein but not otherwise defined shall have
          -------------
the meanings set forth in the Merger Agreement.

     13.  Termination. This Agreement shall terminate upon the earlier of (i)
          -----------
the consummation of the Merger or (ii) the termination of the Merger Agreement pursuant to its terms. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall
                               --------  -------
relieve any
party from any liability for such party's willful breach of this
Agreement; and provided further that nothing herein shall limit, restrict,
               ----------------
impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.


               [Remainder of this Page Intentionally Left Blank]

                       [VOTING AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.

                                 RICHMONT MARKETING SPECIALISTS INC.


                                 By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------




                                 STOCKHOLDERS:

                                 MONROE & COMPANY II, LLC


                                 By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]




                                      ---------------------------------
                                      Joseph T. Casey

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------






                                      ---------------------------------
                                      Glenn F. Gillam

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------






                                      ---------------------------------
                                      Douglas H. Holstein

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]




                                      ---------------------------------
                                      Gerald R. Leonard

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------






                                      ---------------------------------
                                      Sidney D. Rogers, Jr.

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------






                                      ---------------------------------
                                      Thomas R. Studer

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             --------------------------
                                      Number of Shares:
                                                        ---------------

                                      Address:
                                      -------

                                      ---------------------------------
                                      ---------------------------------
                                      ---------------------------------

                                  EXHIBIT C-1
                                  -----------

            FORM OF MERKERT CHARTER AMENDMENT FOR BOARD OF DIRECTORS

2. Section 3 of Article VI of the Certificate is hereby deleted in its entirety and replaced with the following:

     Section 3.  Terms of Directors.
     ------------------------------

     The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, as provided in this Article VI.3. The initial Class I Directors shall be Ronald D. Pedersen, Timothy M. Byrd and James A. Schlindwein. The initial Class II Directors shall be Nick G. Bouras, Gerald R. Leonard and
Edward P. Grace III.    The initial Class III Directors shall be John P. Rochon,
James L. Monroe and ______________. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 1999 fiscal year, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 2000 fiscal year and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held following the Corporation's 2001 fiscal year. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting (other than Directors elected by any series of Undesignated Preferred Stock) shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
The Directors elected to each class (other than Directors elected by any series of Undesignated Preferred Stock) shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Second Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 3.

     During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and
(ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                                  EXHIBIT C-2
                                  -----------

               FORM OF MERKERT CHARTER AMENDMENT FOR NAME CHANGE


1. Article I of the Certificate is hereby deleted in its entirety and replaced with the following:

                                      NAME
                                      ----

          The name of the Corporation is Marketing Specialists Corporation.

                                   EXHIBIT D
                                   ---------

                            FORM OF AFFILIATE LETTER
                            ------------------------

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of ________, 1999 (the "Agreement"), by and among RMSI and Merkert American Corporation, a Delaware corporation ("Merkert"), RMSI will be merged with and into Merkert (the "Merger").

     As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share, of Merkert (the "Merkert Common Stock") in exchange for shares owned by me of common stock, par value $.01 per share, of RMSI ("RMSI Common Stock").

     I represent, warrant and covenant to Merkert that in the event I receive any Merkert Common Stock as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of the Merkert Common Stock in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Merkert Common Stock to the extent I felt necessary, with my counsel or counsel for RMSI.

     C. I have been advised that the issuance of Merkert Common Stock to me pursuant to the Merger has not been registered with the Commission under the Act. I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of RMSI, I may be deemed to have been an affiliate of RMSI and the distribution by me of the Merkert Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Merkert Common Stock issued to me in the Merger or upon conversion unless
(i) such sale, transfer or other disposition has been registered under the Act,
(ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to

Merkert, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Merkert is under no obligation to register the sale, transfer or other disposition of the Merkert Common Stock by me or on my behalf under the Act or, except as expressly set forth in the Agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. I also understand that stop transfer instructions will be given to Merkert's transfer agent with respect to the Merkert Common Stock and that there will be placed on the certificates for the Merkert Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND MERKERT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MERKERT."

     F. I also understand that unless the transfer by me of my Merkert Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Merkert reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

     G. I have set forth below the exact numbers of RMSI Common Stock which I own of record only, beneficially only and of record and beneficially.

     H. My ownership is free and clear of any security interest, lien, encumbrance, charge, equity, claim or restriction whatsoever, except as set forth below and as may be imposed by reason of the Act or the Rules and Regulations thereunder.

     It is understood and agreed that the legend set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Merkert Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Merkert Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Merkert has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Merkert, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

Execution of this letter should not be considered an admission on my part that I am an "affiliate" of RMSI as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                              Very truly yours,


                              ___________________________________
                              [Name of RMSI Stockholder]

                              RMSI Common Stock Owned
                              Beneficially and of Record: _______


Accepted this ____ day of _____, 1999.
MERKERT AMERICAN CORPORATION


By:
    ___________________________________
    Name:
    Title:

                                   EXHIBIT E
                                   ---------

                           FORM OF SMART CANCELLATION
                           --------------------------


                [Richmont Marketing Specialists Inc. Letterhead]

                                                                 _________, 1999

To Holders of Senior Management Appreciation Rights:

     As you may know, Richmont Marketing Specialists Inc. (the "Company") and its stockholders have entered into an Agreement and Plan of Merger dated as of ________ __, 1999 (the "Merger Agreement") with Merkert American Corporation ("Merkert") pursuant to which the Company will merge with and into Merkert (the "Merger"). The Merger of the Company with Merkert will affect the Senior Management Appreciation Rights (sometimes referred to herein as the "Rights") which you have been granted under the Company's Incentive Plan, in the manner described below.

     Pursuant to the provisions of the Merger Agreement and the Company's Incentive Plan, upon the consummation of the Merger, you may hereby elect to have each of your outstanding Senior Management Appreciation Rights cancelled in exchange for a qualified incentive stock option to acquire Merkert common stock (a "Replacement Option"), subject to any applicable taxes or withholding requirements. The terms of the Replacement Option will be primarily designed to preserve the benefit of your Rights and will, for example, give you vesting credit with respect to the period since the initial grant of your Rights. Merkert's common stock is listed on the NASDAQ National Market under the symbol "MERK."

     Under certain circumstances, the consummation of the Merger and the transactions contemplated thereby may cause a Change of Control (as defined in the Company's Incentive Plan) which would otherwise entitle you to receive an amount in cash equal to the value of your Rights at such time, as determined by an independent appraiser retained by the Company. It is the Company's belief that as of the date set forth above there has been no material appreciation in the value of your Rights since the date of grant. Upon execution of this agreement you agree to surrender your Rights in exchange for the Replacement Option and hereby waive any right that you may have to any cash payment which may be otherwise payable pursuant to your surrendered Rights. Should you decline to execute this Agreement and the Merger was not to cause a Change of Control, your SMARTs would remain outstanding and Merkert would assume the obligations relating to your SMARTs.

     According to our records, you are the holder of the Senior Management Appreciation Rights described on Schedule A attached hereto. Following our
                                 ----------
receipt of your signature to this letter, as of the date of the merger, your Rights will be cancelled in exchanged for the Replacement Option as described above. In consideration of that cancellation you will receive the Replacement Option. The attached schedule also contains a description of the formula which will be used to determine the number of shares of Merkert common stock subject to the Replacement Option and the per-share exercise price of the Replacement Options. We have also attached a form of option agreement which sets forth the other terms of your Replacement Option, including the vesting schedule for the Replacement Option, under Merkert's Amended and Restated 1998 Stock Option and Incentive Plan.

     Please acknowledge the receipt of this letter by signing it in the space provided below and returning it in the enclosed envelope, by no later than __________, 1999. Your signature will constitute consent to the cancellation of the Senior Management Appreciation Rights as described above and the corresponding grant of the Replacement Option. Should you have any questions regarding your Senior Management Appreciation Rights or would like more details regarding the conversion, please contact [Insert appropriate HR contact].

                                    Sincerely,



                                    ----------------------------------
                                    [name]
                                    [title]




                                    ----------------------------------
                                    [holder]
                                    Number of Rights:

                                   Schedule A
                                   ----------

                     Senior Management Appreciation Rights
                     -------------------------------------

Our records indicate that you are the holder of [insert number of Rights] Senior Management Appreciation Rights of the Company.

                               Conversion Formula
                               ------------------

Upon the merger, your Rights will be converted to the Replacement Option pursuant to the following formula:

Number of Shares of Merkert Common Stock Underlying the Replacement Option: Your Replacement Option will be exercisable for that number of shares of Merkert common stock arrived at by multiplying the number of Rights you hold by the greater of (x) the SMART Ratio, which is determined by dividing (A) 405,000 by
(B) the total number of Senior Management Appreciation Rights outstanding as of the consummation of the merger (8,997 are outstanding as of today and the Company does not intend to issue any more), and (y) the product of (A) the SMART Ratio and (B) the quotient obtained by dividing (1) the lesser of (a) the fair market value (as defined in the Merger Agreement) of Merkert common stock as of the effective time of the merger and (b) $20.00, by (2) $13.50.

Exercise Price of the Replacement Options: Your replacement option will have an exercise price per share of Merkert common stock equal to the greater of (i) fair market value of Merkert common stock as of the effective time of the merger, and (ii) $13.50.

                                   EXHIBIT F
                                   ---------

                                    Form of
                                    -------

                                SPOUSAL CONSENT
                                ---------------


     The undersigned hereby represents that she is the wife of _________ ("Spouse"), which Spouse is a party to (i) that certain Agreement and Plan of Merger dated as of April 28, 1999 (the "Merger Agreement") by and among Merkert American Corporation ("Merkert") and Richmont Marketing Specialists Inc. ("Richmont") and the other parties thereto and (ii) that certain Voting Agreement for RMSI Stockholders dated as of April 28, 1999 by and among Merkert, MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce
A. Butler, Garry R. Guffey and Jeffrey A. Watt (the "Voting Agreement"). The undersigned acknowledges and agrees that the undersigned has received adequate notice of the transactions contemplated by the Merger Agreement, has read the Merger Agreement and Voting Agreement and understands all of the provisions thereof. The undersigned hereby consents to the transactions contemplated by the Merger Agreement and Voting Agreement, including, without limitation, the Merger (as defined in the Merger Agreement) and the conversion of the RMSI Common Stock (as defined in the Merger Agreement) into the right to receive Merkert Common Stock (as defined in the Merger Agreement) on the terms and conditions set forth in the Merger Agreement. The undersigned has been informed that the undersigned is entitled to seek the advice of an attorney of his or her own choosing in connection with the Merger Agreement and this Spousal Consent, and has either sought and obtained the advice of such counsel or has declined to do so.


Date:
      ----------------------



                                        ---------------------------------
                                        Name

                                SPOUSAL CONSENT

     The undersigned hereby represents that she is the wife of _________ ("Spouse"), which Spouse is a party to (i) that certain Agreement and Plan of Merger dated as of April 28, 1999 (the "Merger Agreement") by and among Merkert American Corporation ("Merkert") and Richmont Marketing Specialists Inc. ("Richmont") and the other parties thereto and (ii) that certain Voting Agreement for RMSI Stockholders dated as of April 28, 1999 by and among Merkert, MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce
A. Butler, Garry R. Guffey and Jeffrey A. Watt (the "Voting Agreement"). The undersigned acknowledges and agrees that the undersigned has received adequate notice of the transactions contemplated by the Merger Agreement, has read the Merger Agreement and Voting Agreement and understands all of the provisions thereof. The undersigned hereby consents to the transactions contemplated by the Merger Agreement and Voting Agreement, including, without limitation, the Merger (as defined in the Merger Agreement) and the conversion of the RMSI Common Stock (as defined in the Merger Agreement) into the right to receive Merkert Common Stock (as defined in the Merger Agreement) on the terms and conditions set forth in the Merger Agreement. The undersigned hereby releases any and all claims the undersigned may have against Merkert or Richmont or any of their respective affiliates arising under the Merger Agreement and, upon the effectiveness of the Merger, releases all rights and claims the undersigned may have relating to any RMSI Common Stock. The undersigned has been informed that the undersigned is entitled to seek the advice of an attorney of his or her own choosing in connection with the Merger Agreement and this Spousal Consent, and has either sought and obtained the advice of such counsel or has declined to do so.

Date:
      ----------------------



                                        ---------------------------------
                                        Name

                                   EXHIBIT G
                                   ---------

                                    Form of
                                    -------

                          POST-MERGER VOTING AGREEMENT
                          ----------------------------


     VOTING AGREEMENT dated as of April __, 1999 (the "Agreement") by and among MS Acquisition Limited, a Texas limited partnership, (the "Nominating Stockholder") Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey, Jeffrey A. Watt (together with the Nominating Stockholder, the "Richmont Stockholders"), Monroe & Company, LLC, a Delaware limited liability company and JLM Management Company, LLC, a ______ limited liability company (together with Monroe & Company, LLC, "Monroe"). The Richmont Stockholders and Monroe collectively shall be referred to herein as the "Stockholders."

     WHEREAS, it is contemplated that Richmont Marketing Specialists Inc., a Delaware corporation ("Richmont"), will merge with and into Merkert American Corporation, a Delaware corporation ("Merkert") pursuant to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement," and such merger, the "Merger");

     WHEREAS, the Richmont Stockholders own of record all of the issued and outstanding shares of common stock, par value $.01 per share, of Richmont, which in connection with the Merger will be converted into an aggregate of up to 6,705,551 shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock");

     WHEREAS, Monroe has the right to vote an aggregate of _______ shares of Merkert Common Stock;

     WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Voting Agreement. Following the consummation of the Merger, at any
          ----------------
time that nominees for the election to the Board of Directors of Merkert are submitted to the stockholders of Merkert, or a proposal to remove any incumbent member of the Board of Directors of Merkert is submitted to such stockholders, the parties hereto agree to vote, or cause to be voted, all Voting Securities (defined below) then held by such party, whether beneficially or of record, or any Voting Securities over which such party exercises voting control, in favor of the nominees designated in writing by the Nominating Stockholders. For the purpose of this agreement, "Voting Securities" shall mean any and all shares of capital stock of Merkert, of any class or series, which shall have the right at any time to vote in the election of Merkert's directors, including without limitation shares of Merkert Common Stock.

     2.   Designation of Nominees.  The Nominating Stockholder hereby designates
          -----------------------
the following individuals as nominees for election to the Board of Directors of
Merkert: John P.

Rochon, Nick G. Bouras, Timothy M. Byrd, Ronald D. Pedersen and ___________________. In the event that any of the foregoing at any time are unable to serve out their terms, resign from the Board of Directors of Merkert or decline to be nominated for election or reelection, then the Nominating Stockholders shall have the right to designate in writing a replacement nominee; provided, however, that such replacement nominee shall be reasonably
--------  -------
satisfactory to Monroe.

     3.   Representations and Warranties of the Stockholders.  As of the date
          --------------------------------------------------
hereof, each Stockholder represents and warrants to the other Stockholders as follows:

          (a) Ownership of Securities. The Stockholder is the record and beneficial owner of, or exercises voting control of, the number of shares of Voting Securities of Merkert set forth on the signature page to this Agreement (the "Existing Securities"). The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition and the sole power of exercise or conversion, in each case with respect to all of the Existing Securities. As of the date hereof, the Stockholder will have sole voting power and sole power to issue instructions with respect to the voting of all of the Existing Securities, sole power of disposition and the sole power of exercise or conversion, in each case with respect to all of the Existing Securities.

          (b) Power; Binding Agreement. The Stockholder has full power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. If Stockholder is an entity, the execution by Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of Stockholder and no other action on the part of Stockholder is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, other than filings which may be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of Merkert applicable to the Stockholder or, if applicable, any organizational documents of the Stockholder (including without limitation any charter documents or partnership agreement), result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

     4.   Assignment; Benefits.  This Agreement may not be assigned by any party
          --------------------
hereto without the prior written consent of each of the other parties. This Agreement shall be binding upon, and shall inure to the benefit of, each of the signatories hereto and their respective successors and permitted assigns.

     5.   Notices.  Any notice required to be given hereunder shall be in
          -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the address of such party set forth on the signature pages hereto or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     6.   Specific Performance.  The parties hereto agree that irreparable harm
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.   Amendment. This Agreement may not be amended or modified, except by an
          ---------
instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

     8.   Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws.

     9.   Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     10.  Termination.  This Agreement shall commence on the date hereof and
          -----------
shall terminate upon the earliest to occur of: (i) the date on which the Nominating Stockholder and Messrs. Pedersen, Butler and Guffey cease to own in the aggregate at least 35% of the total outstanding shares of Voting Securities of Merkert, or (ii) the date on which the Stockholders cease to own, or have the right to exercise voting control over, shares of Voting Securities of Merkert representing more than 50% of the total voting power of all outstanding Voting Securities of Merkert.

                       [VOTING AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.


                                  MS ACQUISITION LIMITED

                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]



                                      ----------------------------------
                                      Ronald D. Pedersen

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------






                                      ----------------------------------
                                      Bruce A. Butler

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------






                                      ----------------------------------
                                      Gary R. Guffey

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]




                                      ----------------------------------
                                      Jeffrey A. Watt

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]


                                      MONROE & COMPANY, LLC


                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------




                                    JLM MANAGEMENT COMPANY, LLC


                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                      Existing Securities:
                                      -------------------

                                      Class:
                                             ---------------------------
                                      Number of Shares:
                                                        ----------------


                                      Address:
                                      -------

                                      ----------------------------------
                                      ----------------------------------
                                      ----------------------------------

                                   EXHIBIT H
                                   ---------
                           FORM OF ADVISORY AGREEMENT
                           --------------------------
                          Merkert American Corporation
                              490 Turnpike Street
                                Canton, MA 02021



                                 _______, 1999



Monroe & Company, LLC
8 Cedar Street, Suite 54A
Woburn, MA  01801
Attn:  James L. Monroe

Richmont Capital Partners I, L.P.
17855 North Dallas Parkway, Suite 200
Dallas, TX 75827
Attn: Nick G. Bouras

Gentlemen:

     This letter agreement ("Agreement") confirms the terms and conditions of the exclusive engagement of Monroe & Company, LLC, a Delaware limited liability company ("Monroe"), and Richmont Capital Partners I, L.P., a Delaware limited partnership ("Richmont," and together with Monroe, the "Consultants"), by Merkert American Corporation, a Delaware corporation ("MAC" or the "Company"), to render certain business consulting, financial advisory and investment banking services to MAC on an exclusive basis in connection with possible Transactions and consulting projects. This Agreement supersedes and replaces all prior consulting and/or advisory agreements by and between Monroe and MAC and by and between Richmont and Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), and is being executed in connection with the merger of RMSI with and into MAC (the "Current Transaction"). For the purposes of this Agreement, "Transaction" means any merger, consolidation, reorganization, business combination, joint venture or other transaction pursuant to which the Company
(a) is acquired by, or combined with, a third party or (b) acquires all or a portion of the assets or capital stock of a third party (a "Prospective Target") or (c) enters into a joint venture agreement with a third party, in each case in a single transaction or a series of transactions; provided, however, that
                                                  --------  -------
"Transaction" does not include the Current Transaction and that nothing herein shall prevent any payment of monies owed to either Consultant in connection with the Current Transaction under any agreement replaced or superseded by this Agreement. In addition, a "Transaction" includes, but is not limited to, either Consultant acting as an exclusive private placement agent on behalf of the Company in

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 2


connection with the arrangement of a senior credit facility for the Company from a lending institution.

     1.   Services.  Each of the Consultants agrees to perform the following
          --------
services throughout the term of this Agreement:

          (a) Review historical and projected financial and operating information of MAC;

          (b) Build a financial model to be used for analytical purposes, including acquisition reviews and financial projections;

          (c) Identify and seek out strategic acquisitions and joint ventures, both domestic and abroad, consistent with MAC's strategic objectives as the same may be established from time to time by MAC's Board of Directors;

          (d) Advise and assist MAC as to the financial aspects and structure of any proposed Transaction and assist in negotiating the terms thereof;

          (e) Advise and assist MAC in the negotiation of any documentation relating to a Transaction, which would include but not be limited to letters of intent and definitive agreements;

          (f) Prepare a memorandum describing MAC and the proposed capital structure of MAC in connection with arranging a senior credit facility;

          (g) Assist and advise MAC with respect to the negotiation of any documentation relating to a senior credit facility;

          (h) Prepare communications and engage in discussions on behalf of MAC in connection with public relations and Wall Street analyst requirements;

          (i) Assist in the development of a database which captures relevant operations data to be used in connection with evaluating principal conflicts and business opportunities;

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 3


          (j) Assist in various business endeavors including, but not limited to, endeavors with principals, retailers, food service providers, and private label opportunities; and

          (k) Assist MAC on an on-going basis as to the restructuring of its organization including departments, personnel and functions.

     2.   Fees.  MAC agrees to pay the Consultants for their services in the
          ----
Aggregate as follows:

          (a) A financial advisory fee ("Advisory Fee") equal to (i) 5% of the Consideration (as defined below) paid up to $1 million, plus (ii) 4% of the Consideration paid in excess of $1 million and up to $2 million, plus (iii) 3% of the Consideration paid in excess of $2 million and up to $3 million, plus (iv) 2% of the Consideration paid in excess of $3 million and up to $4 million, plus (y) 1% of the Consideration paid in excess of $4 million.

          (b) Private placement fee ("Private Placement Fee") equal to three quarters of one percent (0.75%) of the principal amount committed under any senior credit facility. An additional fee shall be payable upon increases in such amount or upon refinancings with a new lender during the term of this Agreement. Such additional fee shall be equal to three quarters of one percent (.75%) of the principal amount upon a refinancing with a new lender or one half of one percent (.50%) of the incremental principal amount authorized by the same lender.

          (c) Consulting fees ("Consulting Fees") based on projects and fee schedules to be mutually agreed upon by the Consultants and a majority of the independent directors, (not including James L. Monroe, John P. Rochon, Nick G. Bouras and Timothy M. Byrd) of MAC.

     Notwithstanding the foregoing, in the event that the aggregate amount of all Advisory Fees, Private Placement Fees and Consulting Fees paid or payable to the Consultants in any fiscal year are less than $1,000,000, the Company agrees to pay the Consultants, in addition to such fees, the difference between the fees otherwise payable and $1,000,000 by fiscal year end. All fees in connection with Sections 2(a) and (b) above shall be paid to the Consultants in cash at the closing of the relevant Transaction. All other Consulting Fees shall be payable on a monthly basis as services are rendered. An Advisory Fee shall be payable to the Consultants

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 4


for Transactions entered into by the Company during the term of this Agreement and within 6 months after the expiration of such term. Any fees paid pursuant to this Agreement shall be split equally between Monroe and Richmont.

     In the context of this Agreement, "Consideration" means the value of all cash, securities, assumption of debt of the Prospective Target and any other forms of payment to the Prospective Target pursuant to a Transaction, including the total of all interest-bearing indebtedness including long term debt, payments for noncompete agreements and earn-out obligations and other obligations of the Prospective Target that are assumed or refinanced by MAC in connection with the closing of a Transaction. The term "Consideration" expressly includes any payments for noncompete agreements and excess employment compensation to the existing shareholders and employees of a Prospective Target. If all or any portion of the Consideration payable in connection with any Transaction includes contingent future payments, then MAC shall pay to the Consultants a mutually agreed upon amount based upon the discounted value of such contingent future payments.

     If the Company requests the assistance of either Consultant in arranging any transaction or the undertaking of any consulting project that is not otherwise covered by the provisions of this Agreement and such Consultant agrees to pursue such a transaction or consulting project, MAC agrees to pay such Consultant mutually acceptable compensation taking into account among other things, the results obtained and the custom and practice among investment bankers and consultants acting in similar transactions or consulting assignments. The Consultant will not perform any services which it believes are not covered by the provisions of this Agreement, unless the Consultant agrees to the nature and scope of such services and is authorized to do so by the Company in a written document that specifies the agreed-upon additional compensation for such services.

     3.   Expense Reimbursement.  The Company agrees to reimburse each
          ---------------------
Consultant for all of its reasonable out-of-pocket expenses actually incurred in connection with the performance of its activities under the terms of this Agreement. Reasonable out-of-pocket expenses include, but are not limited to, costs such as printing, telephone, courier services, direct computer expenses, legal and accounting expenses, accommodations and travel. All such fees, expenses and costs will be billed monthly and shall be payable upon the Company's receipt of the applicable invoice. The parties' obligations under this section shall survive the termination or expiration of this Agreement.

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 5


     4.   Term; Exclusivity.  The term of the Consultants engagement hereunder
          -----------------
as the Company's exclusive financial advisors shall commence on the date hereof and shall expire on the third anniversary of the date hereof. During the term of this Agreement, the Consultants shall have the exclusive right to represent the Company in connection with specific services described in Section 1. Moreover, the Company will be required to use the Consultants in connection with all Transactions contemplated by it during the term of this Agreement and shall pay the Consultants for its services pursuant to Section 2 hereof. The Consultants, on the other hand, shall be free to perform such services for any other party or parties at any time during and after the term of this Agreement.

     5.   Indemnity.  In addition to the fees and reimbursement of expenses
          ---------
provided for above, the parties agree to the indemnification provisions set forth as Annex A hereto, which are incorporated herein by reference and shall be
         -------
deemed to be included in this Section 5.  The parties' obligations under this
Section 5 shall survive the termination or expiration of this Agreement.

     6.   Information.  The Company shall furnish, or cause to be furnished, to
          -----------
the Consultants all information reasonably requested by the Consultants for the purpose of rendering services hereunder (all such information being the "Information"). In addition, the Company agrees to make available to the Consultants upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Consultants (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

     The Company agrees that all information furnished to the Consultants in connection with this Agreement shall be accurate in all material respects at the time provided and that if such information, in whole or in part, becomes materially inaccurate, misleading or incomplete during the term of the Consultants engagement hereunder, the Company shall promptly so advise the Consultants in writing and correct any such inaccuracy or omission.

     7.   Disclosure.  Each party agrees that, except as compelled by law, it
          ----------
will not disclose services or advice to be provided by the Consultants under this Agreement or any Information publicly or to any third party, without the approval of the other party. It is understood that the existence and terms of this Agreement will be disclosed under the

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 6


Company's reports and filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Notwithstanding the above, upon the completion of a Transaction, the Consultants shall be permitted to publicize the services it provided in connection with such Transaction.

     8.   Governing Law:  Amendments.  This Agreement shall be governed by and
          --------------------------
construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles thereof. This Agreement may not be amended or modified except in writing signed by all parties hereto.

     9.   Successors.  This Agreement and all rights, liabilities and
          ----------
obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party which shall not be unreasonably withheld.

     10.  No Brokers.  The Company represents and warrants to the Consultants
          ----------
that there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with such person or entity which creates an interest in the compensation payable to the Consultants hereunder or impairs the Consultants' interest in such compensation. The Company agrees to indemnify and hold harmless the Consultants from and against any actions, suits, claims, costs, expenses, losses and liabilities arising out of any breach of the foregoing sentence.

Mr. James L. Monroe
Mr. Nick G. Bouras
______________, 1999
Page 7




                                    Very truly yours,

                                    MERKERT AMERICAN CORPORATION


                                    By: _________________________________
                                        Name:
                                        Title:

Agreed to and accepted as of
the ____ day of _________, 1999

MONROE & COMPANY, LLC

By:_________________________________
     James L. Monroe, Manager

RICHMONT CAPITAL PARTNERS I, L.P.
By:  J.R. Investments Corp.,
     Its General Partner

By:_________________________________
     Name:
     Title:

                                    ANNEX A

     The Company agrees to indemnify each of the Consultants, its members, managers, employees, directors, officers, agents, affiliates and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934, as amended, or Section 15 of the Securities Act of 1933, as amended, (each such person, including each of the Consultants, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or (iii) arising out of the Consultants' engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be
                               --------  -------
liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its stockholders on the one hand and the Consultants on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the total amount of fees actually received and retained by the Consultants hereunder.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex A shall
                                                                  -------
survive the termination or expiration of this Agreement.

                                  EXHIBIT I-1

                     FORM OF REGISTRATION RIGHTS AGREEMENT
                           FOR THE RSMI STOCKHOLDERS
                           -------------------------


     REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of __________, 1999, by and among Merkert American Corporation, a Delaware corporation (the "Company"), and each of the holders named on the signature pages hereto (collectively, the "Holders" and each individually, a "Holder"). This Agreement supercedes and replaces in its entirety that certain Registration Rights Agreement, dated as of October 7, 1997 by and between Richmont Marketing Specialists Inc. and MS Acquisition Limited (the "1997 Registration Rights Agreement").

     The parties hereby agree as follows:

     Section 1.     Definitions.
                    -----------

     As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means any day other than a day on which banks are authorized
      ------------
or required to be closed in the State of New York.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Shares" means the _________ shares of Common Stock received by the
      -------------
Holders pursuant to the Merger Agreement, together with any shares of Common Stock or any other class of capital stock of the Company received in respect of such shares, by stock split, stock dividend, exchange, recapitalization, reclassification or otherwise, and any shares owned by a Holder during the term of this Agreement.

     "Common Stock" means the common stock, par value $.0l per share, of the
      ------------
Company.

     "Company" has the meaning set forth in the preamble and shall include the
      -------
Company's successors by merger, acquisition, reorganization or otherwise.

     "Controlling Persons" has the meaning set forth in Section 8(a).
      -------------------

     "Damages" has the meaning set forth in Section 8(a).
      -------

     "Demand Registration Statement" has the meaning set forth in Section 2(a).
      -----------------------------

     "Demand Threshold" shall have the meaning set forth in Section 2(a).
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" has the meaning set forht in the preamble and shall include any
      ------
assignee, successor or transferee who agrees to be bound by the terms of this agreement to the same extent as any such Holder.

     "Initiating Holders" shall have the meaning set forth in Section 2(a).
      ------------------

     "Merger Agreement" means the Agreement and Plan of Merger, dated _________,
      ----------------
1999, among the Company, RMSI and the other parties thereto.

     "Merkert Agreement" means the Registration Rights Agreement dated as of
      -----------------
December 18, 1998 by and among the Company and the former stockholders of Merkert Enterprises, Inc., a Massachusetts corporation.

     "Monroe Agreement" means the Registration Rights Agreement dated as of the
      ----------------
date of this Agreement by and among the Company, Monroe & Company, LLC, Gerald
R. Leonard and the other stockholders of the Company named therein.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement
      ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means the Common Shares except for (i) Common
      ----------------------
Shares the sale of which is covered by a Registration Statement that has been declared effective under the Securities Act and (ii) Common Shares which cease to be outstanding.

     "Registration Expenses" has the meaning set forth in Section 6.
      ---------------------

     "Registration Statement" means any registration statement of the Company
      ----------------------
that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Requesting Holder" shall mean any Holder requesting registration of
      -----------------
Registrable Securities pursuant to Section 2 or Section 3 hereof.

     "RCP" means Richmont Capital Partners I, L.P.
      ---

     "Richmont Party" means MS Acquisition Limited, a Texas limited partner
      --------------
ship, and Richmont Capital Partners I, L.P., a Delaware limited partnership, and any of their affiliates or partners.

     "RMSI" means Richmont Marketing Specialists Inc., a Delaware corporation.
      ----

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Selling Stockholders" has the meaning set forth in Section 2(a).
      --------------------

     "Suspension Notice" has the meaning set forth in Section 5.
      -----------------

     "Suspension Period" has the meaning set forth in Section 5.
      -----------------

     Section 2.     Demand Registrations.
                    --------------------

     (a) On any six (6) occasions after the date which is one hundred eighty
(180) days after the date of the execution of this Agreement, subject to the conditions set forth in this Agreement, one or more Holders holding at least forty percent (40%) of the Registrable Securities then held by all Holders (the "Demand Threshold") may request (the "Initiating Holders") that the Company cause to be filed with the Commission and cause to become effective a registration statement (a "Demand Registration Statement") under the Securities Act relating to the sale by such Holders of their Registrable Securities in accordance with the terms hereof; provided, however, that until the first
                                  --------  -------
anniversary of the date hereof, only a Richmont Party can make any such demand; and provided further that any Richmont Party may request the Company to file and
    -------- -------
cause to become effective a Demand Registration Statement if such request is for the registration of all of such Richmont Party's Registrable Securities, notwithstanding the fact that such Richmont Party's Registrable Securities are less than the Demand Threshold. Upon receipt of any such request, the Company shall give written notice of such proposed registration to all Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Com pany within fifteen (15) business days after such notice referred to in the preceding sentence has been given by the Company, to elect to have included in the Demand Registration Statement such of their Registrable Securities as each Holder may request in such notice of election. Thereupon, the Company shall as soon as practi cable thereafter cause such Demand Registration Statement to be filed and declared effective by the Commission for all Registrable Securities which the Company has been requested to register.
The Company shall in no event be obligated to effect under this Section 2 more than six (6) demand registrations. If the managing underwriter of an underwritten offering with respect to which registration has been requested by any Holder pursuant to this Section 2 has advised the Company that, in such underwriter's good faith judgment, the number of securities to be sold in such offering by the Company and persons other than the Company (collectively, "Selling Stockholders") is greater than the number which can be offered without adversely affecting such offering, then the Company may reduce the number of securities to be included in such offering to a number deemed satisfactory by the managing under writer, provided, however, that the securities to be
                            --------  -------
excluded shall be determined in the following order of priority: first, securities held by any Selling Stockholder not having contractual, incidental registration rights; second, securities held by any Selling Stockholder (not including the Holders) participating in such offering pursuant to the exercise of contractual piggyback registration rights (other than pursuant to the Merkert Agreement or the Monroe Agreement), as determined on a pro rata basis (based upon the aggregate number of securities held by such Selling Stockholders); third, securities the Company proposes to sell and other securities of the Company included in such registration and; fourth, securities held by any Holder participating in such registration pursuant to the exercise of the demand registration rights set forth in this Section 2, and any Selling Stockholder participating in such offering pursuant to the exercise of piggyback registration rights under the Merkert Agreement or the Monroe Agreement, as determined on a pro rata basis (based upon the aggregate number of securities held by such Holders or Selling Stockholders, as the case may be).

     (b) If a requested registration pursuant to this Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested; provided, however, that
                                                        --------  -------
if any Richmont Party is an Initiating Holder, then such underwriter or underwriters shall be selected by the Richmont Party (or, if more than one Richmont Party, by the Richmont Party requesting the registration of the largest number of Registrable Securities).


     Section 3.     Piggy-back Registrations.
                    ------------------------

     (a) If at any time or times after the date hereof the Company shall determine to register under the Securities Act any shares of Common Stock (other than in connection with a registration on Form S-4 or S-8 (or then equivalent forms) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall promptly give written notice of such proposed registration to the Holders (but in no event less than thirty (30) days prior to the anticipated effective date of the registra tion statement). If within twenty (20) days after the receipt of such notice the Company receives a written request from any Holder for the inclusion in such, registration of some or all of the Registrable Securities held by such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use all commercially reasonable efforts to cause such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. The Company may withdraw a registration under this Section 3 at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the Holders which requested to be included in such registration.

     (b) Notwithstanding the foregoing, if counsel to the Company determines that the form of Registration Statement for any such registration by the Company does not permit the registration of Registrable Securities, such counsel shall deliver to the Holders an opinion stating (i) that such form does not permit the registration of Registrable Securities and (ii) that the use of a form permitting the registration of Registrable Securities would not be commercially feasible. Such opinion shall be delivered to the Holders no less than thirty
(30) days prior to the anticipated effective date of the Registration Statement and the Company shall not be obligated to register Registrable Securities of any Holder in such Registration Statement pursuant to this Section 3.

     (c) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include a Holder's Registrable Securities in the underwritten offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the managing underwriter of an underwritten offering with respect to which registration has been requested by any Holder pursuant to this Section 3 has advised the Company in writing that, in such underwriter's good faith judgment, the number of securities to be sold in such offering by Selling Stockholders is greater than the number which can be offered without adversely affecting such offering, then the Company may reduce the number of securities to be included in such offering for the accounts of Selling Stockholders (including the Holders) to a number deemed satisfactory by the managing underwriter, provided, however, that the securities to be excluded
                          --------  -------
shall be determined in the following order of priority: first, securities held by any Selling Stockholder not having contractual, incidental registration rights; and second, securities held by any Selling Stockholder (including the Holders) participat ing in such offering pursuant to the exercise of contractual piggyback registration rights and in the case of the Monroe Agreement, pursuant to the exercise of demand registration rights, as determined on a pro rata basis (based upon the aggregate number of securities held by such Selling Stockholders).

     (d) Each Holder hereby agrees that such Holder may not participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangements for such offering, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other docu ments reasonably required under the terms of the underwriting arrangements.


     Section 4.     Registration Procedures.
                    -----------------------

     In connection with the obligations of the Company to register Registrable Securities pursuant to the terms and conditions of this Agreement:

     (a) the Company shall, as expeditiously as possible, prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith; provided, however,
                                                             --------  -------
that in the case of a Registration Statement filed pursuant to Section 2 hereof, that the form of such Registration Statement shall be reasonably acceptable to the Holders of more than 50% of the Registrable Securities to be so registered;

     (b) the Company shall (i) prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective until the earlier of (A) one hundred eighty (180) days following the effectiveness of such Registration Statement; provided, however, that such 180-day period shall be extended by the
           --------  -------
number of days for which any Suspension Period is in effect during the effectiveness of such Registration Statement, or (B) the completion of the proposed offering of Registrable Securities pursuant to such Registration Statement, (ii) cause the pro spectus included in such Registration Statement to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and
(iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement. A registration requested pursuant to Section 2 shall not be deemed to have been effected (and therefore not requested for purposes of
Section 2) (i) unless a Registration Statement with respect thereto has become effective, provided that a registration which does not become effective after
           --------
the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders;

     (c) the Company shall furnish to any Holder, without charge, such number of conformed copies of any Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as such Holder may reasonably request in order to facilitate the sale of such Holder's Registrable Securities;

     (d) the Company shall use its best efforts to register or qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder or underwriter reasonably requests; provided, however, that the Company shall
                                    --------  -------
not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d),
(ii) to file any general consent to service of process, or (iii) to subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation;

     (e) the Company shall promptly notify each Holder of the happening of any event which any statement made in any Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly following expiration of any Suspen sion Period, the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (f) the Company shall use its best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement, and, if one is issued, the Company shall use its best efforts to obtain the withdrawal of such order as promptly as practicable;

     (g) the Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

     (h) the Company shall furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller, such Requesting Holder and the underwriters, if any, of:

               (X) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

               (Y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration state ment (and, if such registration includes an underwritten public offer ing, a letter of like kind dated the date of the closing under the under writing agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the ac countants' letter, with respect to events subsequent to the date of such finan cial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedure" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder (or the underwriters, if any) may reasonably request;

     (i) the Company shall notify the Holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

               (V) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

               (W) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

               (X) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

               (Y) if at any time the representations and warranties of the Company made as contemplated by this Agreement cease to be true and correct; and

               (Z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any juris diction or the initiation or threat of any proceeding for such purpose;

     (j) the Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first day of the Company's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller and each Requesting Holder at least five (5) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

     (k) the Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

     (l) the Company shall enter into such agreements and take such other actions as sellers of such Registrable Securities holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (m) the Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

     (n) the Company shall use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registra tion statement.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may
                                                  --------
file such document in a form required by law or upon the advice of its counsel.


     Section 5.     Suspension Period.
                    -----------------

     Each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(e) or of any event which, in the Company's reasonable business judgment and good faith judgment, could become such an event, shall immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(e) (the period from the date on which such Holder receives a Suspension Notice to the date on which such Holder receives copies of the supplemented or amended Prospectus is referred to herein as the "Suspension Period"). If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice. In the event that the Company shall give any Suspension Notice, the Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable.


     Section 6.     Registration Expenses.
                    ---------------------

     Subject to the proviso below, any all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation Commission and securities exchange registration and filing fees, reasonable fees and expenses of one legal counsel for the Holders, fees and expenses incurred in connec tion with state securities or "blue sky" laws, printing expenses, fees and expenses incurred in connection with the listing of the Registrable Securities and fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided,
                                                                      --------
however, that Registration Expenses shall not include (a) underwriting discounts
-------
and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities, or (b) any fees or expenses of any counsel, accountants or other persons retained or employed by the Holders (other than the fees and expenses of one legal counsel as provided above).


     Section 7.     Underwritten Offerings
                    ----------------------

     (a) Requested Underwritten Offerings.  If requested by the underwriters for
         --------------------------------
any underwritten offering by Holders of Registrable Securities pursuant to a registration requested under Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities. The Holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein
                                           --------
contained shall diminish the foregoing obligations of the Company. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such under writers shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registra ble Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in writing furnished by such Holder expressly for use in such registration statement or agreements regarding such Holder, such Holder's Registra ble Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the provisions of this Agreement.

     (b) Incidental Underwritten Offerings.  If the Company at any time proposes
         ---------------------------------
to register any of its securities under the Securities Act as contem  plated by
Section 3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 3, use its best efforts to arrange for such underwrit ers to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Regis trable Securities to be distributed by such underwriters shall be parties to the under writing agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemni fication of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the terms of this Agreement.

          (c)       Holdback Agreements.
                    -------------------

               (i) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if and to the extent so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or other wise dispose of any securities of the Company, during the 7 days prior to and the 90 days after any underwritten registration pursuant to
     Section 2 or 3 has become effective, except as part of such underwritten registration, whether or not such Holder participates in such registration,

     provided that the foregoing restrictions shall not apply with regard to any
     --------
     Richmont Party in a distribu tion of Registrable Securities to its partners or to the transfer to any affiliate of such Persons or to any other transferee in a private transaction not requir ing registration under the Securities Act, or to any bona fide pledge of such Registrable Securities, provided that such affiliate or other transferee and/or lender or creditor acknowledges in writing that it is bound by the provisions of this Section 7(c). Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 7(c).

               (ii) The Company agrees (X) if so required by the manag ing underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto, and (Y) to cause each holder of its securities purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, gant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period.

          (d) Participation in Underwritten Offerings.  No Person may
              ---------------------------------------
participate in any underwritten offering hereunder unless such person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrange ments approved, subject to the terms and conditions hereof, by the Company and the Holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder of Registrable Securities to make any representations or warran ties to or agreements with the Company or the underwriters other than representa tions and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or agreements regarding such Holder, such Holder's registrable Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the provisions of this Agreement.


     Section 8.     Indemnification and Contribution.
                    --------------------------------

     (a) Indemnification by the Company.  The Company agrees to indemnify and
         ------------------------------
hold harmless, to the full extent permitted by law, each Holder, its officers, directors, trustees, employees, agents, successors and assigns and each Person, if any, which controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (collectively, "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses reasonably incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, "Damages") to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (including any related preliminary or final Prospectus) pursuant to which Registrable Securities were registered under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein.

     (b) Indemnification by the Holders.  Each Holder agrees to indemnify and
         ------------------------------
hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and agents and each Controlling Person of the Company, from and against any and all Damages to which any of them may become subject under the Securities Act or otherwise to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent such Damages arise out or are based upon any untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Holder expressly for use in any Registration Statement. In no event shall the liability of any Holder for indemnification under this Section 8(b) in its capacity as such (and not in such Holder's capacity as an officer or director of the Company) exceed the proceeds received by such Holder from the sale of Registrable Securities under such Registra tion Statement.

     (c) Indemnification Procedures.  In case any proceeding (including any
         --------------------------
governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to repre sent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure or delay of an indemnified party to notify the indemni fying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability which it may have pursuant to this Agreement if the indemnifying party is not prejudiced by such failure or delay. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceed ing without its written consent. No indemnifying party shall, without the prior written consent of any indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an uncondi tional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

     (d) Contribution.  To the extent that the indemnification provided for in
         ------------
paragraph (a) or (b) of this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Damages, then each indem nified party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and each Holder on the other, from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other, in connection with the statements or omissions which resulted in such Dam ages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     If indemnification is available under paragraph (a) or (b) of this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative benefits to or relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

     The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata
                                                                 --- ----
allocation or by any other method of allocation that does not take account of the equitable consid erations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. In no event shall any Holder be required to contribute an amount under this Section 8(d) in excess of the proceeds received by such Holder from the sale of Registrable Securities under the relevant Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities

Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     Section 9.     Information Furnished by Holders.
                    --------------------------------

     Each Holder shall furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the Registrable Securi ties as the Company may from time to time reasonably request in writing in order to comply with the Securities Act and the provisions of this Agreement. Each Holder agrees (a) to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holder to the Company or of the occurrence of any event, in either case as a result of which any Prospectus contains or would contain an untrue statement of a material fact regarding the Holder or the Holder's intended method of distribution of the Registrable Securities or omits or would omit to state any material fact regarding the Holder or the Holder's intended method of distribution of the Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (b) to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that the Prospectus shall not contain, with respect to the Holder or the Holder's intended method of distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or neces sary to make the statements therein not misleading in light of the circumstances then existing.

     Section 10.    "Most Favored Nations" Election.
                     ------------------------------

     In the event that after the date of this Agreement, but prior to its termination, the Company enters into an agreement with any Holder of shares of its Common Stock whereby such Holder is granted registration rights with respect to such shares (a "Subsequent Agreement"), then the Company shall

     (a) provide each Holder of Registrable Securities a copy of such agree ment promptly after its execution, and

     (b) offer each such Holder of Registrable Securities an opportunity to elect to enter into an agreement with the Company whereby such Holder of Registra ble Securities, in lieu of its rights hereunder, shall be entitled to the registration rights equivalent to those described in the Subsequent Agreement.

     A Holder of Registrable Securities shall have 20 days after the date on which notice of such event is deemed to have been given by the Company pursuant to the provisions of Section 11(b) of this Agreement, to notify the Company in writing of its election to terminate its rights under this Agreement and, in lieu thereof, to enter into a new agreement containing registration rights equivalent to those contained in the Subsequent Agreement. Such new agreement shall be executed promptly after receipt of such notice by the Company.

     Section 11.    Miscellaneous
                    -------------

     (a) Amendments and Waivers.  The provisions of this Agreement, including
         ----------------------
the provisions of this sentence, may not be amended, modified or supple mented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority in interest of the Registrable Securities then outstanding.

     (b) Notices.  All notices and other communications provided for or
         -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt re quested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

     (c) Successors and  Assigns.  This  Agreement shall inure to the benefit of
         -----------------------
and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

     (d) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     (g) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     (h) Entire Agreement. This Agreement is intended by the parties as a final
         ----------------
expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (i) Further Assurances.  Each party shall cooperate and take such action as
         ------------------
may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     (j) Rule 144.  The Company shall timely file any reports required to be
         --------
filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144 under the Securities Act. Upon request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (k) Termination of 1997 Registration Rights Agreement.  MS Acquisition
         -------------------------------------------------
Limited and Richmont Marketing Specialists Inc. hereby terminate the 1997 Regis tration Rights Agreement and agree that none of such parties shall have any further rights or obligations thereunder.

                                 [End of text]

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.


                         Merkert American Corporation


                         By:
                              ----------------------------------
                              Name:
                              Title:

                         Address:
                         -------
                         490 Turnpike Street
                         Canton, Massachusetts 02021

                         HOLDERS:

                         MS Acquisition Limited

                         By:  MS Acquisition Corp.
                              its General Partner

                         By:
                              ----------------------------------
                              Name:
                              Title:

                         Address:
                         -------
                         17855 North Dallas Parkway, Suite 200
                         Dallas, Texas 75287


                         ----------------------------------
                         Bruce A. Butler

                         Address:
                         -------
                         17855 North Dallas Parkway, Suite 200
                         Dallas, Texas 75287

                         ----------------------------------
                         Gary R. Guffrey

                         Address:
                         -------
                         17855 North Dallas Parkway, Suite 200
                         Dallas, Texas 75287


                         ----------------------------------
                         Ronald D. Pedersen

                         Address:
                         -------
                         17855 North Dallas Parkway, Suite 200
                         Dallas, Texas 75287


                         ----------------------------------
                         Jeffrey A. Watt

                         Address:
                         -------
                         17855 North Dallas Parkway, Suite 200
                         Dallas, Texas 75287

                                  EXHIBIT I-2
                                  -----------
                                    FORM OF
                                    -------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------
                        FOR CERTAIN MERKERT STOCKHOLDERS
                        --------------------------------

     REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of ___________, 1999, by and among Merkert American Corporation, a Delaware corporation (the "Company"), and each of the holders named on the signature pages hereto (collectively, the "Holders" and each individually, a "Holder"). This Agreement supersedes and replaces in its entirety the Registration Rights Agreement dated as of May 18, 1998 by and among the Company, Monroe & Company II, LLC, a Delaware limited liability company, and Gerald R. Leonard (the "1998 Registration Rights Agreement").

     The parties hereby agree as follows:

     Section 1.     Definitions.
                    -----------

     As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means any day other than a day on which banks are authorized
      ------------
or required to be closed in the State of New York.

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Shares" means the _______ shares of Common Stock held by the
      -------------
Holders as of the date of this Agreement, together with any shares of Common Stock or any other class of capital stock of the Company received in respect of such shares, by stock split, stock dividend, exchange, recapitalization, reclassification or otherwise, together with any other shares of Common Stock held by the holders during the term of this Agreement.

     "Common Stock" means the common stock, par value $.01 per share, of the
      ------------
Company and the restricted common stock, par value $.01 per share, of the Company.

     "Company" has the meaning set forth in the preamble and shall include the
      -------
Company's successors by merger, acquisition, reorganization or otherwise.

     "Controlling Persons" has the meaning set forth in Section 8(a).
      -------------------

     "Damages" has the meaning set forth in Section 8(a).
      -------

     "Demand Registration Statement" has the meaning set forth in Section 2(a).
      -----------------------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" has the meaning set forth in the preamble and shall include any
      ------
assignee, successor or transferee in accordance with the provisions of Section 11(c) hereof.

     "Initiating Holders" shall have the meaning set forth in Section 2(a).
      ------------------

     "Merkert Agreement" means the Registration Rights Agreement dated as of
      -----------------
December 18, 1998 by and among the Company and the former stockholders of Merkert Enterprises, Inc., a Massachusetts corporation.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement
      ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means the Common Shares except for (i) Common
      ----------------------
Shares the sale of which is covered by a Registration Statement that has been declared effective under the Securities Act and (ii) Common Shares which cease to be outstanding.

     "Registration Expenses" has the meaning set forth in Section 6.
      ---------------------

     "Registration Statement" means any registration statement of the Company
      ----------------------
that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Requesting Holder" means any Holder requesting registration of Registrable
      -----------------
Securities pursuant to Section 2 or Section 3 hereof.

     "Richmont Agreement" means the Registration Rights Agreement dated as of
      ------------------
the date of this Agreement by and among the Company and the former stockholders of Richmont Marketing Specialists Inc., a Delaware corporation.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Selling Stockholders" has the meaning set forth in Section 2(a).
      --------------------

     "Suspension Notice" has the meaning set forth in Section 5.
      -----------------

     "Suspension Period" has the meaning set forth in Section 5.
      -----------------


     Section 2.     Demand Registrations.
                    --------------------

     (a) On any two (2) occasions after the date of this Agreement, subject to the conditions set forth in this Agreement, including without limitation the conditions set forth in Section 2(b) below, one or more Holders holding at least forty percent (40%) of the Registrable Securities then held by all Holders may request (the "Initiating Holders") that the Company cause to be filed with the Commission and cause to become effective a registration statement (a "Demand Registration Statement") under the Securities Act relating to the sale by such Holders of their Registrable Securities in accordance with the terms hereof. Upon receipt of any such request, the Company shall give written notice of such proposed registration to all Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within fifteen
(15) business days after such notice referred to in the preceding sentence has been given by the Company, to elect to have included in the Demand Registration Statement such of their Registrable Securities as each Holder may request in such notice of election. Thereupon, the Company shall as soon as practicable thereafter cause such Demand Registration Statement to be filed and declared effective by the Commission for all Registrable Securities which the Company has been requested to register. The Company shall in no event be obligated to effect under this Section 2 more than two (2) demand registrations. If the managing underwriter of an underwritten offering with respect to which registration has been requested by any Holder pursuant to this Section 2 has advised the Company that, in such underwriter's good faith judgment, the number of securities to be sold in such offering by the Company and persons other than the Company (collectively, "Selling Stockholders") is greater than the number which can be offered without adversely affecting such offering, then the Company may reduce the number of securities to be included in such offering to a number deemed satisfactory by the managing underwriter, provided, however, that the
                                                 --------  -------
securities to be excluded shall be determined in the following order of priority: first, securities held by any Selling Stockholder not having contractual, incidental registration rights; second, securities held by any Selling Stockholder (not including the Holders) participating in such offering pursuant to the exercise of contractual piggyback registration rights (other than pursuant to the Merkert Agreement or the Richmont Agreement), as determined on a pro rata basis (based upon the aggregate number of securities held by such Selling Stockholders); third, securities the Company proposes to sell and other securities of the Company included in such registration; fourth, securities held by (i) any Selling Stockholder participating in such offering pursuant to the exercise of piggyback registration rights under the Merkert Agreement or the Richmont Agreement and (ii) any Holder participating in such registration pursuant to the exercise of the demand registration rights set forth in this Section 2, as determined on a pro rata basis (based upon the aggregate number of securities held by such Selling Stockholders and such Holders).

     (b) If a requested registration pursuant to this Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested.

     Section  3.    Piggy-back Registrations.
                    ------------------------

     (a) If at any time or times after the date hereof the Company shall determine to register under the Securities Act any shares of Common Stock (other than in connection with a registration on Form S-4 or S-8 (or then equivalent forms) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall promptly give written notice of such proposed registration to the Holders (but in no event less than thirty (30) days prior to the anticipated effective date of the registration statement). If within twenty (20) days after the receipt of such notice the Company receives a written request from any Holder for the inclusion in such registration of some or all of the Registrable Securities held by such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use all commercially reasonable efforts to cause such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. The Company may withdraw a registration under this Section 3 at any time prior to the time it becomes effective, provided that the Company shall give prompt notice of such withdrawal to the Holders which requested to be included in such registration.

     (b) Notwithstanding the foregoing, if counsel to the Company determines that the form of Registration Statement for any such registration by the Company does not permit the registration of Registrable Securities, such counsel shall deliver to the Holders an opinion stating (i) that such form does not permit the registration of Registrable Securities and (ii) that the use of a form permitting the registration of Registrable Securities would not be commercially feasible. Such opinion shall be delivered to the Holders no less than thirty
(30) days prior to the anticipated effective date of the Registration Statement and the Company shall not be obligated to register Registrable Securities of any Holder in such Registration Statement pursuant to this Section 3.

     (c) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include a Holder's Registrable Securities in the underwritten offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the managing underwriter of an underwritten offering with respect to which registration has been requested by any Holder pursuant to this Section 3 has advised the Company in writing that, in such underwriter's good faith judgment, the number of securities to be sold in such offering by Selling Stockholders is greater than the number which can be offered without adversely affecting such offering, then the Company may reduce the number of securities to be included in such offering for the accounts of Selling Stockholders (including the Holders) to a number deemed satisfactory by the managing underwriter, provided, however,
                                                             --------  -------
that the securities to be excluded shall be determined in the following order of priority: first, securities held by any Selling Stockholder not having contractual, incidental registration rights; and second, securities held by any Selling Stockholder (including the Holders) participating in such offering pursuant to the exercise of contractual piggyback registration rights, as determined on a pro rata basis (based upon the aggregate number of securities held by such Selling Stockholders).

     (d) Each Holder hereby agrees that such Holder may not participate in any underwritten offering hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangements for such offering, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of the underwriting arrangements.


     Section 4.     Registration Procedures.
                    -----------------------

     In connection with the obligations of the Company to register Registrable Securities pursuant to the terms and conditions of this Agreement:

          (a) The Company shall, as expeditiously as possible, prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith;

     provided, however, that in the case of a Registration Statement filed
     --------  -------
     pursuant to Section 2 hereof, that the form of such Registration Statement shall be reasonably acceptable to the Holders of more than 50% of the Registrable Securities to be so registered;

           (b) The Company shall (i) prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective until the earlier of (A) one hundred eighty (180) days following the effectiveness of such Registration Statement; provided, however, that such 180-day period shall be extended by the number of days for which any Suspension Period is in effect during the effectiveness of such

     Registration Statement, or (B) the completion of the proposed offering of Registrable Securities pursuant to such Registration Statement, (ii) cause the prospectus included in such Registration Statement to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement. A registration requested pursuant to Section 2 shall not be deemed to have been effected (and therefore not requested for purposes of
     Section 2) (i) unless a Registration Statement with respect thereto has become effective, provided that a registration which does not become
                       --------
     effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders;

          (c) The Company shall furnish to any Holder, without charge, such number of conformed copies of any Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as such Holder may reasonably request in order to facilitate the sale of such Holder's Registrable Securities;

          (d) The Company shall use its best reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder or underwritter reasonably requests; provided,
                                                               --------
     however, that the Company shall not be required (i) to qualify generally to
     -------
     do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) to file any general consent to service of process, or (iii) to subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation;

          (e) The Company shall promptly notify each Holder of the happening of any event which makes any statement made in any Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly following expiration of any Suspension Period, the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) The Company shall use its best reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement, and, if one is issued, the Company shall use its best reasonable efforts to obtain the withdrawal of such order as promptly as practicable;

          (g) the Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (h) the Company shall furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller, such Requesting Holder and the underwriters, if any, of:

               (X) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

               (Y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedure" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder (or the underwriters, if any) may reasonably request;

          (i) the Company shall notify the Holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

               (V) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

               (W) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

               (X) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

               (Y) if at any time the representations and warranties of the Company made as contemplated by this Agreement cease to be true and correct; and

               (Z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (j) the Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company's first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller and each Requesting Holder at least five (5) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (k) the Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (l) the Company shall enter into such agreements and take such other actions as sellers of such Registrable Securities holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (m) the Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

          (n) the Company shall use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may
                                                  --------
file such document in a form required by law or upon the advice of its counsel.

     Section 5.  Suspension Period.
                 -----------------

     Each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(e) or of any event which, in the Company's reasonable business judgment and good faith judgment, could become such an event, shall immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(e) (the period from the date on which such Holder receives a Suspension Notice to the date on which such Holder receives copies of the supplemented or amended Prospectus is referred to herein as the "Suspension Period"). If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
In the event that the Company shall give any Suspension Notice, the Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to end the Suspension Period as promptly as practicable.


     Section 6.     Registration Expenses.
                    ---------------------

     Subject to the proviso below, any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation Commission and securities exchange registration and filing fees, reasonable fees and expenses of one legal counsel for the Holders, fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, printing expenses, fees and expenses incurred in connection with the listing of the Registrable Securities and fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company;
provided, however, that Registration Expenses shall not include (a) underwriting
--------  -------
discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities or (b) any fees or expenses of any counsel, accountants or other persons retained or employed by the Holders (other than the fees and expenses of one legal counsel as provided above).

     Section 7.     Underwritten Offerings
                    ----------------------

     (a)  Requested Underwritten Offerings.  If requested by the underwriters
          --------------------------------
for any underwritten offering by Holders of Registrable Securities pursuant to a registration requested under Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities. The Holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein
                                           --------
contained shall diminish the foregoing obligations of the Company. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in writing furnished by such Holder expressly for use in such registration statement or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the provisions of this Agreement.

     (b) Incidental Underwritten Offerings.  If the Company at any time proposes
         ---------------------------------
to register any of its securities under the Securities Act as contemplated by
Section 3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 3, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the terms of this Agreement.

      (c) Holdback Agreements.
          -------------------

          (i) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if and to the extent so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the 7 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 has become effective, except as part of such underwritten registration, whether or not such Holder participates in such registration, provided that the foregoing restrictions shall not apply with regard to any
     --------
     entity controlled by James L. Monroe in a distribution of Registrable Securities to its partners or members or to the transfer to any affiliate of such entity or to any other transferee in a private transaction not requiring registration under the Securities Act, or to any bona fide pledge of such Registrable Securities, provided that such affiliate or other transferee and/or lender or creditor acknowledges in writing that it is bound by the provisions of this Section 7(c). Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 7(c).

          (ii) The Company agrees (X) if so required by the managing underwriter not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, or any successor or similar forms thereto, and (Y) to cause each holder of its securities purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, gant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period.

      (d) Participation in Underwritten Offerings.  No Person may participate in
          ---------------------------------------
any underwritten offering hereunder unless such person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the Holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or agreements regarding such Holder, such Holder's registrable Securities and such Holder's intended method of distribution and any other representation required by law or to make any agreements with the Company or the underwriters with respect to indemnification of any Person or the contribution obligations of any Person that would impose any obligation beyond or inconsistent with the provisions of this Agreement.

     Section 8.     Indemnification and Contribution.
                    --------------------------------

     (a) Indemnification by the Company.  The Company agrees to indemnify and
         ------------------------------
hold harmless, to the full extent permitted by law, each Holder, its officers, directors, trustees, employees, agents, successors and assigns and each Person, if any, which controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (collectively, "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses reasonably incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, "Damages") to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (including any related preliminary or final Prospectus) pursuant to which Registrable Securities were registered under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein.

     (b) Indemnification by the Holders.  Each Holder agrees to indemnify and
         ------------------------------
hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and agents and each Controlling Person of the Company, from and against any and all Damages to which any of them may become subject under the Securities Act or otherwise to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent such Damages arise out or are based upon any untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Holder expressly for use in any Registration Statement. In no event shall the liability of any Holder for indemnification under this Section 8(b) in its capacity as such (and not in such Holder's capacity as an officer or director of the Company) exceed the proceeds received by such Holder from the sale of Registrable Securities under such Registration Statement.

     (c) Indemnification Procedures.  In case any proceeding (including any
         --------------------------
governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure or delay of an indemnified party to notify the indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability which it may have pursuant to this Agreement if the indemnifying party is not prejudiced by such failure or delay. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of any indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

     (d) Contribution.  To the extent that the indemnification provided for in
         ------------
paragraph (a) or (b) of this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and each Holder on the other, from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other, in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     If indemnification is available under paragraph (a) or (b) of this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative benefits to or relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d).

     The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata
                                                                 --- ----
allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. In no event shall any Holder be required to contribute an amount under this Section 8(d) in excess of the proceeds received by such Holder from the sale of Registrable Securities under the relevant Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


     Section 9.     Information Furnished by Holders.
                    --------------------------------

     Each Holder shall furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act and the provisions of this Agreement. Each Holder agrees (a) to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holder to the Company or of the occurrence of any event, in either case as a result of which any Prospectus contains or would contain an untrue statement of a material fact regarding the Holder or the Holder's intended method of distribution of the Registrable Securities or omits or would omit to state any material fact regarding the Holder or the Holder's intended method of distribution of the Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (b) to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that the Prospectus shall not contain, with respect to the Holder or the Holder's intended method of distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     Section 10.    "Most Favored Nations" Election.
                     ------------------------------

     In the event that after the date of this Agreement, but prior to its termination, the Company enters into an agreement with any Holder of shares of its Common Stock whereby such Holder is granted registration rights with respect to such shares (a "Subsequent Agreement"), then the Company shall

     (a) provide each Holder of Registrable Securities a copy of such agreement promptly after its execution, and

     (b) offer each such Holder of Registrable Securities an opportunity to elect to enter into an agreement with the Company whereby such Holder of Registrable Securities, in lieu of its rights hereunder, shall be entitled to the registration rights equivalent to those described in the Subsequent Agreement.

     A Holder of Registrable Securities shall have 20 days after the date on which notice of such event is deemed to have been given by the Company pursuant to the provisions of Section 11(b) of this Agreement, to notify the Company in writing of its election to terminate its rights under this Agreement and, in lieu thereof, to enter into a new agreement containing registration rights equivalent to those contained in the Subsequent Agreement. Such new agreement shall be executed promptly after receipt of such notice by the Company.

     Section 11.    Miscellaneous.
                    -------------

     (a) Amendments and Waivers.  The provisions of this Agreement, including
         ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority in interest of the Registrable Securities then outstanding.

     (b) Notices.  All notices and other communications provided for or
         -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

     (c) Successors and Assigns.  This Agreement shall inure to the benefit of
         ----------------------
and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to received the benefits hereof.

     (d) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings.  The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     (g) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     (h) Entire Agreement.  This Agreement is intended by the parties as a final
         ----------------
expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (i) Further Assurances.  Each party shall cooperate and take such action as
         ------------------
may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     (j) Rule 144.  The Company shall timely file any reports required to be
         --------
filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144 under the Securities Act. Upon request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     (k) Termination of 1998 Registration Rights Agreement.  The Company, Monroe
         -------------------------------------------------
& Company II, LLC and Gerald R. Leonard hereby terminate the 1998 Registration Rights Agreement and agree that none of such parties shall have any further rights or obligations thereunder.

                                 [End of text]

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.


                              MERKERT AMERICAN CORPORATION


                              By:
                                  ----------------------------------
                                  Name:
                                  Title:
                                  Address:  490 Turnpike Street
                                            Canton, MA 02021

                              [HOLDERS]